EXHIBIT 4.1

CATERPILLAR RAIL DIVISION
RETIREMENT SAVINGS PLAN FOR
COLLECTIVELY BARGAINED EMPLOYEES
(Formerly Known as the Electro-Motive Diesel, Inc. Personal Savings Plan and Trust for Hourly-Rate Employees and as Amended and Restated Effective January 1, 2014)

Table of Contents
Caterpillar Rail Division Retirement Savings Plan for Collectively Bargained Employees

Page

ARTICLE I INTRODUCTION		1
1.1	The Plan	1
1.2	Type of Plan	1
1.3	Plan Objectives	1
1.4	Exclusive Benefit	1
1.5	Funding	1
1.6	Sponsor and Employers	1
1.7	Effective Date and Merger	1
1.8	Supplements and Appendices	2

ARTICLE II DEFINITIONS AND RULES OF INTERPRETATION		2

2.1	Definitions	2
2.2	Conformance with Code and ERISA	14
2.3	Gender and Number; Effect of Titles	14

ARTICLE III PARTICIPATION		14

3.1	Requirements for Participation	14
3.2	Cessation and Resumption of Active Participation	14

ARTICLE IV AMOUNT AND ALLOCATION OF CONTRIBUTIONS		15

4.1	401(k) Contributions	15
4.2	After-tax Contributions	15
4.3	Matching Contributions	16
4.4	Non-elective Contributions	16
4.5	Rollover Contributions	17
4.6	Minimum Contribution in Top-Heavy Years	17
4.7	Contributions Attributable to Qualified Military Service	17

ARTICLE V LIMITS ON CONTRIBUTIONS		18

5.1	Limit on Annual Additions	18
5.2	Limit on 401(k) Contributions	19
5.3	Actual Deferral Percentage Limitation	20
5.4	Special Definitions	20
5.5	Limit on Deductible Contributions	21
5.6	Purpose of Limitations; Authority of Administrator	21

ARTICLE VI INVESTMENTS AND PLAN ACCOUNTING

6.1	Participant Accounts	21
6.2	Adjustments to Accounts	23
6.3	Separate Fund Accounting	23

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Table of Contents (continued)
Page

6.4	Participant-Directed Accounts	24

ARTICLE VII VESTING		27

7.1	General Terms	27
7.2	Forfeitures	27
7.3	Rehired Participants	28
7.4	Disposition of Forfeitures	28

ARTICLE VIII PAYMENT OF BENEFITS		28

8.1	Methods of Benefit Payment	28
8.2	Distributions upon Termination of Employment	28
8.3	Distribution upon Disability	61
8.4	Payments after a Participant's Death	29
8.5	Purpose of Limitations; Authority of Administrator	30
8.6	Direct Transfers	30
8.7	Missing Participants and Beneficiaries	31
8.8	Payment With Respect to Incapacitated Participants or Beneficiaries	31
8.9	Limitation on Liability for Distributions	31
8.10	In-Service Withdrawals	31
8.11	Loans	33

ARTICLE IX PLAN ADMINISTRATION		36

9.1	General Fiduciary Standard of Conduct	36
9.2	Allocation of Responsibility Among Fiduciaries	36
9.3	Administrator	37
9.4	Powers and Duties of Administrator	37
9.5	Compensation and Expenses	39
9.6	Indemnification by Employers	39
9.7	Service in Multiple Capacities	39
9.8	Claims Procedure	39

ARTICLE X AMENDMENT, TERMINATION OR MERGER OF PLAN		40

10.1	Amendment	40
10.2	Termination	41
10.3	Plan Merger or Consolidation	41

ARTICLE XI GENERAL PROVISIONS		42

11.1	No Employment Guarantee	42
11.2	Nonalienation of Plan Benefits	42

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Table of Contents (continued)
Page

11.3	Action by Sponsor or Employer	42
11.4	Applicable Law	42
11.5	Participant Litigation	42
11.6	Participant Duties	43
11.7	Adequacy of Evidence	43
11.8	Notice to Participants	43
11.9	Waiver of Notice	43
11.10	Successors	43
11.11	Severability	43
11.12	Nonreversion	43
11.13	Overpayment	44

Appendix A Employee Stock Ownership Plan Appendix A-1

Appendix B Minimum Distribution Requirements Appendix B-1

Appendix C Merger Provisions Appendix C-1

Supplement A EMD Teamsters Employees Supplement A-1

Supplement B EMD UAW Employees Supplement B-1

Supplement C Progress Vanguard IBEW Employees Supplement C-1

Supplement D Progress Vanguard IAMAW Employees Supplement D-1

Supplement E Chemetron Employees Supplement E-1

Supplement F United Industries Employees Supplement F-1

Supplement G Progress Metal Reclamation Employees Supplement G-1

iii

ARTICLE I
INTRODUCTION
1.1    The Plan. The following provisions constitute the Caterpillar Rail Division Retirement Savings Plan for Collectively Bargained Employees (formerly known as the Electro-Motive Diesel, Inc. Personal Savings Plan and Trust for Hourly-Rate Employees) (the “Plan”) for the benefit of certain collectively bargained employees of Electro-Motive Diesel, Inc.; Progress Vanguard Corporation; Chemetron Railway Products, Inc.; United Industries Corporation; Progress Rail Raceland; Progress Metal Reclamation; and certain employees of their subsidiaries and affiliates that adopt the Plan. The Plan reflects the merger, effective as of 11:59:59 P.M. Central Standard Time on December 31, 2013, of the Electro-Motive Diesel, Inc. Personal Savings Plan and Trust for Hourly-Rate Employees, the Electro-Motive Diesel, Inc. Personal Savings Plan and Trust for Legacy Employees and the Progress Rail Services Corporation - Bargaining Unit 401(k) Plan.
1.2    Type of Plan. For purposes of Section 401(a)(27) of the Code, the Plan is designated as a profit-sharing plan that includes a cash or deferred arrangement qualified under Section 401(k) of the Code and an “employee stock ownership plan” within the meaning of Section 4975(e)(7) of the Code.
1.3    Plan Objectives. The Plan is maintained by the Sponsor in order to enable eligible employees of the Sponsor and Affiliates that adopt the Plan to save for their retirement on a tax-favored basis, to provide a source of retirement income for such employees, to stimulate interest and initiative and increase efficiency among such employees, and to share with them the economic benefits produced by their efforts.
1.4    Exclusive Benefit. The Plan is for the exclusive benefit of the Participants and their Beneficiaries. No portion of the funds contributed to the Plan shall ever revert to or be applied for the benefit of the Employers, except as specifically permitted herein.
1.5    Funding. In order to fund the benefits provided under the Plan, the Sponsor has established the Trust pursuant to the Trust Agreement. All benefits under the Plan shall be provided exclusively by distributions from the Trust. The Benefit Funds Committee shall have the authority to appoint, remove and replace the Trustee of the Trust at any time, in its discretion, or to establish additional Trusts to fund benefits under the Plan.
1.6    Sponsor and Employers. The Sponsor and Affiliates that adopt the Plan are referred to in the Plan individually, as an “Employer,” and collectively, as the “Employers.”
1.7    Effective Date and Merger. The Plan was formerly known as the Electro-Motive Diesel, Inc. Personal Savings Plan and Trust for Hourly-Rate Employees, and was originally adopted, effective as of May 1, 2005. By prior amendments effective as of 11:59:59 P.M. Central Standard Time on December 31, 2013, the Electro-Motive Diesel, Inc. Personal Savings Plan and Trust for Legacy Employees was merged with and into the Plan. By this amendment and restatement, the Progress Rail Services Corporation - Bargaining Unit 401(k) Plan is merged with and into the Plan. Except as otherwise specifically required with respect to particular provisions of the Plan or as required by ERISA or the Code, the provisions of this amended and restated Plan document shall be effective as of 11:59:59 P.M. Central Standard Time on December 31, 2013.
1.8    Supplements and Appendices. Supplements and appendices to the Plan may be adopted, attached to and incorporated in the Plan at any time in accordance with the provisions of Article X, except that the amendment of any applicable supplement may be adopted by the Director of Compensation + Benefits of Caterpillar Inc. The provisions of any such supplements and appendices shall have the same effect that such provisions would have if they were included within the basic text of the Plan. Supplements and appendices shall supersede the other provisions of the Plan to the extent necessary to eliminate inconsistencies between the Plan provisions and the provisions of such supplements and appendices.
ARTICLE II
DEFINITIONS AND RULES OF INTERPRETATION

2.1    Definitions. As used in the Plan, capitalized terms shall have the meaning set forth below:
(a)    “415 Affiliate” means a business entity that either is an Affiliate, or would be an Affiliate if Section 414 of the Code were modified in the manner provided by Section 415(h) of the Code. The definition of 415 Affiliate shall be determined in accordance with final Treasury Regulations issued under Section 415 of the Code and any other regulations, rulings or other administrative guidance issued pursuant thereto by the Internal Revenue Service.
(b)    “415 Compensation” means all amounts paid or made available by an Employer or 415 Affiliate to a Participant in a Limitation Year that are required to be reported on Form W-2 (or such other form as may be prescribed pursuant to Sections 6041(d) and 6051(a)(3) of the Code) or amounts paid to a Participant who is a nonresident alien that would be reported on Form W-2 if the Employer were required to furnish such form to the Participant; provided, however, that such amounts will not be included in 415 Compensation unless they are paid within two and one-half (2½) months from the date of the Participant’s Termination of Employment and either: (A) would have been paid to the Participant, absent the Termination of Employment, while the Participant continued in employment with the Employer and constitute regular compensation for services during the Participant’s regular working hours, compensation for services outside the Participant’s regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar compensation; or (B) constitute payments for accrued bona fide sick leave, vacation, or other leave, but only if the Participant would have been able to use the leave if his employment had continued.
Notwithstanding the foregoing, a Participant’s 415 Compensation shall include any: elective contributions excluded from income under Section 125 of the Code (relating to cafeteria plans), Section 402(e)(3) of the Code (relating to 401(k) plans), including 401(k) Contributions under the Plan, Section 402(h) of the Code (relating to simplified employee pension plans), or Section 132(f)(4) of the Code (relating to elective transportation fringe benefits). Further, a Participant’s 415 Compensation for any Plan Year shall not exceed $260,000 in 2014, as adjusted pursuant to Section 401(a)(17) of the Code.

(c)    “Account” means all of the separate accounts maintained under the Plan for the benefit of a Participant as provided in Section 6.1. A reference to a Participant’s “Accounts” or “Account Balances” shall refer to all of the accounts maintained in the Participant’s name under the Plan unless the context otherwise requires.
(d)    “Account Balance” means the total amount held for the benefit of a Participant in his Account (or in the specific separate Account referred to), as determined on the coincident or immediately preceding Accounting Date in accordance with the provisions of Article VI.
(e)    “Accounting Date” means each day on which the New York Stock Exchange is open for business.
(f)    “Active Participant” means any Eligible Employee who participates in the Plan as provided in Article III, while he remains an Eligible Employee.
(g)    “Administrator” means Caterpillar Inc., or its duly authorized designee, as described in Section 9.3.
(h)    “Affiliate” means any business entity that is either:

(1)	a corporation that is a member of the same controlled group of corporations, as defined in Section 414(b) of the Code, as an Employer;

(2)	a trade or business, whether or not incorporated, that is under common control with an Employer within the meaning of Section 414(c) of the Code;

(3)	a member of the same affiliated service group, as defined in Section 414(m) of the Code, as an Employer; or

(4)	otherwise required to be aggregated with an Employer pursuant to Treasury Regulations issued under Section 414(o) of the Code.
(i)    “Alternate Payee” means a Spouse, former Spouse, child or other dependent of a Participant entitled to receive a portion of such Participant’s Account under a Qualified Domestic Relations Order.
(j)    “Beneficiary” means any person, including a trust or other entity, entitled to receive any benefits which may become payable upon or after a Participant’s death.
(k)    “Benefit Funds Committee” means the committee established by the Board of Directors of Caterpillar Inc. and with the power and authority as described in Section 6.4(b).
(l)    “Break in Service” means a period beginning on the Employee’s Severance Date, during which he is not employed by the Employer or any Affiliate.
(m)    “Catch-Up Contributions” means additional 401(k) Contributions permitted to be made by a Participant who has attained or will attain the age of 50 by the end of his taxable year in accordance with Section 5.2(e). Each Active Participant may elect to designate his Catch-Up Contributions as pre-tax 401(k) Contributions and/or Roth 401(k) Contributions under Section 402A of the Code.
(n)    “Code” means the Internal Revenue Code of 1986, as in effect on the Effective Date or as thereafter amended. Any reference to a section of the Code shall include a successor provision thereto.
(o)    “Collective Bargaining Agreement” means a bona fide collective bargaining agreement between employee representatives and an Employer or Affiliate, provided that not more than 50 percent of the Employees covered by such agreement are officers, owners or executives of the Employer or Affiliate as determined under Section 7701(a)(46) of the Code.
(p)    “Company Shares” means Caterpillar Inc. common stock.
(q)    “Compensation” means the amounts defined as compensation in an applicable supplement to the Plan.
(r)    “Contribution” means an amount contributed to the Plan by an Employer or a Participant in accordance with Article IV.
(s)    “Disability” means disabled as defined under an applicable supplement.
(t)    “DOL Regulations or DOL Reg” means regulations, including temporary regulations, issued by the Department of Labor interpreting ERISA and codified at Title 29 of the Code of Federal Regulations. Where a reference is made to temporary regulations, such reference shall include any permanent regulations or modified temporary regulations, issued in lieu thereof.
(u)    “Effective Date” means the date on which this amendment and restatement of the Plan is effective, as provided in Section 1.7.
(v)    “Election Date” means the first day of any payroll period while an Active Participant.
(w)    “Eligible Employee” means the Employees designated as eligible under an applicable supplement.
(x)    “Employee” means any person who is an employee in the common law sense of an Employer or an Affiliate or a Leased Employee with respect to an Employer or Affiliate.
(y)    “Employer” means the Sponsor and any Affiliate that adopts the Plan with the consent of the Sponsor for the benefit of its Employees pursuant to Section 1.6 and which is reflected in an applicable supplement. A singular reference to an “Employer” shall be understood to be a reference to any Employer individually, except where the context is inconsistent with such interpretation.

(z)    “Employment Commencement Date” means the day on which an Employee first performs an Hour of Service (as described in paragraph (1) of the definition) for an Employer or Affiliate.
(aa)    “ERISA” means the Employee Retirement Income Security Act of 1974, as now in effect or as hereafter amended, and any regulation, ruling, or other administrative guidance issued pursuant thereto by the Internal Revenue Service, the Department of Labor or the Pension Benefit Guaranty Corporation.
(bb)    “Highly Compensated Employee” means the following:

(1)	General Rule. Except as otherwise provided in this Section, an Employee shall be considered a Highly Compensated Employee for any Plan Year if he either:

(i)
at any time during the Plan Year or the immediately preceding Plan Year owned more than five percent, by voting power or value, of the outstanding stock of an Employer or Affiliate that is a corporation, or owned more than five percent of the capital or profits interest in an Employer or Affiliate that is not a corporation; or

(ii)
in the immediately preceding Plan Year received 415 Compensation in excess of $90,000 (as adjusted pursuant to Section 414(q)(1) of the Code) for the preceding Plan Year and was a member for such preceding Plan Year of the highest-paid group described in paragraph (2).

(2)
Highest-Paid Group. For any Plan Year, the highest-paid group described in this paragraph (2) shall consist of the group consisting of the top 20 percent of Employees when ranked on the basis of 415 Compensation paid during such Plan Year. For purposes of this paragraph (2), there shall be excluded Employees who have not completed a six-month period of service, Employees who normally work less than 17 ½ Hours of Service per week, Employees who normally work during not more than six months during any Plan Year, and Employees who have not attained the age of 21.

(3)
Former Employees. A former Employee shall be treated as a Highly Compensated Employee if he was a Highly Compensated Employee either when his employment was terminated or at any time after attaining age 55.

(4)
Nonresident Aliens. A nonresident alien who receives no earned income (within the meaning of Section 911(d)(2) of the Code) which constitutes income from sources within the United States (within the meaning of Section 861(a)(3) of the Code) from an Employer or Affiliate during any Plan Year shall not be considered an Employee for such Plan Year for any purpose of this Section.

(5)
Purpose. The purpose of this Section is to conform to the definition of “highly compensated employee” set forth in Section 414(q) of the Code, as now in effect or as hereafter amended, which is incorporated herein by reference, and to the extent that this Section shall be inconsistent with Section 414(q) of the Code, either by excluding Employees who would be classified as “highly compensated employees” thereunder or by including Employees who would not be so classified, the provisions of Section 414(q) of the Code shall govern and control. The Administrator may make or revoke any elective adjustment to the definition of Highly Compensated Employee permitted by Section 414(q) of the Code, and may elect to utilize the simplified method described in Revenue Procedure 93-42 (with or without “snapshot day” testing), or any successor thereto.

(cc)    “Hour of Service” means each hour credited to an Employee as follows:

(1)
General Rule. Each hour for which he is paid or entitled to payment by an Employer or Affiliate; provided, however, that for an Employee who is on a Leave of Absence due to performing Qualified Military Service, such Employee shall earn Hours of Service during such Leave of Absence equal to the Hours of Service he would have received during the Leave of Absence had he worked his normal work schedule in effect immediately preceding the Leave of Absence.

(2)
Back Pay. Each hour for which back pay, irrespective of mitigation of damages, has been either awarded or agreed to by any Employer or Affiliate. These hours shall be credited to the Employee for the computation period (or periods) to which the award, agreement or payment pertains rather than the computation period (or periods) during which the award, agreement or payment was made.

(dd)    “Inactive Participant” means a person who was an Active Participant and who is no longer an Eligible Employee, but whose Account has not yet been distributed in full.
(ee)    “Key Employee” means the following:

(1)	General Rule. An Employee shall be considered a Key Employee for any Plan Year if, at any time during the Plan Year, he:

(i)	is an officer of any Employer or Affiliate whose 415 Compensation exceeds $170,000 (for 2014), as adjusted for cost of living increases pursuant to Section 416 of the Code; or

(ii)	owns more than five percent of the stock of an Employer or Affiliate; or

(iii)	owns more than one percent of the stock of an Employer or Affiliate and receives 415 Compensation for any Plan Year in which he owns such percentage in excess of $150,000.

(2)
Limitation on Inclusion of Officers. For purposes of subparagraph (1)(i), the number of Employees classified as Key Employees solely because they are officers shall not exceed the greater of (i) three or (ii) ten percent of the largest number of Employees; provided, however, that in no event shall such number exceed fifty (50). If more than such number of Employees would otherwise be classified as Key Employees by reason of being officers, the Employees classified as Key Employees by reason of being officers shall be those officers who had the highest 415 Compensation during which they were officers.

(3)
Determination of Percentage Interests. For purposes of this Section, an Employee shall be considered to own any stock of any Employer or Affiliate which would be attributed to him under Section 318 of the Code (as modified by substituting “five percent” for “50 percent” in Section 318(a)(2) of the Code). In the case of an Employer or Affiliate that has issued more than one class of stock, the applicable test shall be satisfied if the Employee’s stock ownership meets the test on the basis of either the value or the voting power of the stock. In the case of an Employer or Affiliate that is not a corporation, such tests shall be applied in accordance with regulations promulgated under Section 416(i)(1)(B)(iii)(11) of the Code.

(4)
Duration of Classification as Key Employee. Any Employee who meets any of the three tests set forth in paragraph (1) as of any Top-Heavy Determination Date shall continue to be a Key Employee for the remainder of the Plan Year which includes such Top-Heavy Determination Date, whether or not he remains an Employee, and, if such Employee dies during such Plan Year his Beneficiaries shall be classified as Key Employees unless such Employee is a Key Employee solely by reason of paragraph (1)(i) and is subsequently excluded from the group of officers having the highest 415 Compensation by reason of the limitation set forth in paragraph (2) in subsequent years.

(5)
Purpose. The purpose of this Section is to conform to the definition of “key employee” set forth in Section 416(i)(1) of the Code, which is incorporated herein by reference, and to the extent that this Section shall be inconsistent with Section 416(i)(1) of the Code, either by excluding Employees who would be classified as “key employees” thereunder or by including Employees who would not be so classified, the provisions of Section 416(i)(1) of the Code shall govern and control.

(ff)    “Leased Employee” means the following:

(1)
General Rule. Any person (other than a person described in paragraph (2)) who is not a common law employee and who performs services for an Employer or Affiliate under the primary direction or control of such Employer or Affiliate on a substantially full-time basis pursuant to an agreement between the Employer or Affiliate and any third person (for purposes of this Section the “leasing organization”). A Leased Employee shall not be considered to be an Employee until he has provided such services to the Employer or Affiliate for at least one year, but thereafter the Leased Employee’s service shall be determined on the basis of the entire period that the Leased Employee has performed services for any such persons.

(2)
Exception for Leased Employees Covered by Other Plans. A person shall not be considered a Leased Employee if (i) he is covered by a money purchase pension plan maintained by the Leasing Organization providing for contributions equal to at least 10 percent of the Leased Employee’s compensation (without regard to integration with Social Security) providing for full and immediate vesting of all such contributions and providing that each employee of the Leasing Organization (other than employees who perform substantially all of their services for the Leasing Organization) immediately participate in such plan (other than employees whose compensation from the Leasing Organization for each of the plan years in the four plan year period ending with the year under determination is less than $1,000); and (ii) persons who would be Leased Employees but for this paragraph (2) do not comprise more than 20 percent of the sum of number of Employees (excluding Leased Employees) who have performed services for an Employer or Affiliate on a substantially full-time basis for at least one Plan Year and persons who would be Leased Employees but for this paragraph (2), excluding in each case any Highly Compensated Employee.

(3)	Definition of Affiliate. Solely for purposes of this Section, the term Affiliate shall also include any person related to an Employer or Affiliate within the meaning of Section 144(a)(3) of the Code.
(gg)    “Leave of Absence” means a period of absence that (i) is authorized by the Employer or Affiliate, (ii) constitutes Qualified Military Service, or (iii) to which the Employee is entitled under the Family and Medical Leave Act of 1993 or any comparable state law; provided, however, that the Employee retires or returns to work for an Employer or Affiliate within the time specified in his Leave of Absence (or, if applicable, within the period during which reemployment rights are protected by law).
(hh)    “Limitation Year” means the twelve-month period used by the Plan for purposes of applying the limitations of Section 415 of the Code, which shall be the same as the Plan Year.
(ii)    “Non-Highly Compensated Employee” means any Employee who for any Plan Year is not a Highly Compensated Employee.

(jj)    “Non-Key Employee” means any Employee who for any Plan Year is not a Key Employee.
(kk)    “Normal Retirement Age” means the day on which a Participant attains the age of 65.
(ll)    “Participant” means a person who is either an Active Participant or an Inactive Participant. If so indicated by the context, the term Participant shall also include the terms Beneficiary and Alternate Payee. Whether the context indicates that the term Participant includes the term Beneficiary and/or Alternate Payee shall be determined by the Administrator in the exercise of its discretion, but in making such determination, the Administrator shall act in a uniform and nondiscriminatory manner.
(mm)     “Period of Severance” means a period of time beginning on the first day of the month next following an Employee’s Severance Date and ending on the last day of the month immediately preceding the date such Employee again performs an Hour of Service.
(nn)    “Plan” means the Caterpillar Rail Division Retirement Savings Plan for Collectively Bargained Employees, as set forth in this document and as it may be amended from time to time.
(oo)    “Plan Year” means the twelve-month accounting period used by the Plan, which shall end on December 31 of each year.
(pp)    “Qualified Domestic Relations Order” means an order described in Sections 401(a)(13) and 414(p) of the Code and Section 206(d)(3) of ERISA that permits distribution of benefits in a distribution mode provided under the Plan, does not require payment of increased benefits and does not require payment of benefits allocated to a different Alternate Payee under another qualified domestic relations order. Notwithstanding the foregoing, an order shall not fail to be a Qualified Domestic Relations Order merely because it requires a distribution to an Alternate Payee prior to the time the Participant incurs a Termination of Employment provided that the Participant would be entitled to a distribution if he incurred a Termination of Employment.
(qq)    “Qualified Military Service” means service by a Participant or Employee in the armed forces of the United States of a character that entitles the Participant or Employee to reemployment under the Uniformed Services Employment and Reemployment Rights Act of 1994, but only if the Participant or Employee is re-employed during the period following such service in which his right of re-employment is protected by such Act.
(rr)    “Re-Employment Commencement Date” means the day on which an Employee first performs an Hour of Service (as described in paragraph (1) of the definition) for an Employer or Affiliate after a Termination of Employment.
(ss)    “Same-Sex Domestic Partner” means the sole, same-sex person who is in a civil union, domestic partnership, or legal relationship similar thereto, with the Participant as recognized under the laws of the federal government or a state government of the United States of America, including its territories and possessions and the District of Columbia (or, with respect to any other country, legally recognized by the equivalent government(s) thereof). The Plan shall continue to treat such relationship as a same-sex partnership, regardless of whether the Participant and his Same-Sex Domestic Partner remain in the jurisdiction where the relationship was legally entered into. In the event more than one person meets this definition for a given Participant, then the “Same-Sex Domestic Partner” shall be the person who first met the criteria in this definition. Notwithstanding anything herein to the contrary, if a Participant has a Spouse, no person will qualify as the Participant’s Same-Sex Domestic Partner unless such Participant’s marriage to his Spouse is first lawfully dissolved. A Participant shall be considered to have a Same-Sex Domestic Partner only with respect to periods beginning on or after June 1, 2013, regardless of when such same-sex partnership was created.
(tt)    “Seniority” means seniority as defined under the Collective Bargaining Agreement.
(uu)    “Severance Date” means the earlier of the date that an Employee:

(1)	quits, retires, is discharged or dies;

(2)
The first anniversary of the first date which an Employee remains absent from service (with or without pay) with the Employer for any reason other than quit, retirement, discharge, death, or maternity or paternity leave, such as vacation, holiday, sickness, disability, leave of absence or layoff; or

(3)
The second anniversary of the first date that an Employee remains absent from service (with or without pay) with the Employer due to maternity or paternity leave. The period between the first and second anniversary is neither a period of severance or a period of Service.

For purposes of this Section, maternity or paternity leave means an absence due to the pregnancy of the individual, the birth of a child of the individual, the placement of a child with the individual in connection with the adoption of the child by the individual, or the caring of such child for a period beginning immediately after the birth or placement of the child.
(vv)    “Sponsor” means Electro-Motive Diesel, Inc.
(ww)    “Spouse” means, effective September 16, 2013, or as otherwise required under Internal Revenue Service guidance, the person who is the Participant’s spouse for federal tax purposes pursuant to applicable Internal Revenue Service guidance.
(xx)    “Termination of Employment” means the following:

(1)	General Rule. An Employee shall be deemed to have incurred a Termination of Employment as a result of:

(i)	a retirement, a resignation, a dismissal for any reason or death;

(ii)	a failure to return to work promptly upon the request of the Employer at the end of a layoff; or

(iii)	a failure to retire or return to work at the end of a Leave of Absence.

(2)
Failure to Return after Leave. In the event that a Termination of Employment occurs within the meaning of either subparagraph (1)(ii) or (1)(iii), such termination shall be deemed to have occurred on the first day of a layoff or a Leave of Absence for which the Employee was not credited with an Hour of Service.

(3)	Transfers. A transfer between Employers or Affiliates shall not be considered to be a Termination of Employment for purposes of the Plan.
(yy)    “Top-Heavy Determination Date” means, for any Plan Year, the last day of the immediately preceding Plan Year.
(zz)    “Top-Heavy Year” means the following:

(1)
General Rule. Except as otherwise provided below, a Top-Heavy Year shall be any Plan Year if, as of the Top-Heavy Determination Date for such Plan Year, the aggregate Account Balances of all Key Employees under the Plan exceed 60 percent of the aggregate Account Balances of all Participants under the Plan.

(2)
Mandatory Aggregation Groups. Notwithstanding paragraph (1), if during any Plan Year (i) at least one Participant is a Key Employee, (ii) as of the Top-Heavy Determination Date for such Plan Year any Employer or Affiliate has adopted any other employee plan qualified under Section 401(a) of the Code and (iii) either (A) a Key Employee participates in such other plan or (B) the Plan or such other plan has satisfied the requirements of Sections 401(a)(4) or 410 of the Code only by treating the Plan and such other plan as a single plan, then the Plan Year shall be considered a Top-Heavy Year if and only if the Account Balances of all Key Employees under the Plan and the aggregate balances in the accounts of all Key Employees under all such other plans exceed 60 percent of the aggregate balances in the accounts of all Participants under the Plan and all such other plans.

(3)
Permissive Aggregation Groups. Notwithstanding paragraphs (1) and (2), if as of any Top-Heavy Determination Date any Employer or Affiliate has adopted any other employee plan qualified under Section 401(a) of the Code which is not a plan described in paragraph (2), but which plan may be considered as a single plan with the Plan and all plans described in paragraph (2) without causing any of such plans to violate the requirements of either Sections 401(a)(4) or 410 of the Code, the Plan Year shall not be considered a Top-Heavy Year if the Account Balances of all Key Employees under the

Plan and the aggregate balances in the accounts of all Key Employees under all plans described in paragraph (2) and all plans described in this paragraph (3) do not exceed 60 percent of the aggregate balances in the accounts of all Participants under all such plans.

(4)
Inclusion of Defined Benefit Plans. If any of the plans described in either paragraph (2) or (3) are defined benefit plans (as defined in Section 414(j) of the Code), then the tests set forth in said paragraphs shall be applied by substituting the present value of all benefits accrued under such plans (as determined by the Administrator, using actuarial assumptions which are uniform for all such plans and are reasonable in the aggregate) for the account balances in such plans. The accrued benefits of the Non-Key Employees under such plans shall be determined in accordance with Section 416(g)(4)(F) of the Code. If any of such plans have a determination date (as defined in Section 416(g)(4)(C) of the Code) for purposes of determining top-heavy status which is different from the Top-Heavy Determination Date, the account balances (or the present value of the accrued benefits, in the case of a defined benefit plan) in such plan shall be determined as of the determination date for such plan which occurs in the same Plan Year as the Top-Heavy Determination Date.

(5)
Account Balances. For purposes of this Section, account balances shall include (i) all contributions which any Employer or Affiliate has paid or is legally obligated to pay to any employee plan as of the Top-Heavy Determination Date (including contributions made thereafter if they are allocated as of the Top-Heavy Determination Date) and all forfeitures allocated as of the Top-Heavy Determination Date, and (ii) all distributions made to a Participant or his Beneficiary during the prior Plan Year or in any of the five preceding calendar years in the case of a distribution not made on account of Termination of Employment (or, in the case of a defined benefit plan, the actuarial present value as of the Top-Heavy Determination Date of such distributions). If any plan that was terminated within the prior Plan Year would, if it had not been terminated, be a plan described in paragraph (2), distributions made under such plan shall also be taken into account. For purposes of this Section, account balances shall also include amounts which are attributable to contributions made by the Participants (other than deductible after-tax contributions under Section 219 of the Code) but shall not include any rollover (as defined in Section 402 of the Code) or a direct transfer from the trust of any employee plan qualified under Section 401(a) of the Code if such plan is not maintained by an Employer or Affiliate and such rollover or transfer is made at the request of the Participant after December 31, 1983.

(6)	Certain Former Employees. Anything to the contrary notwithstanding, if an Employee has not performed any services for any Employer or Affiliate at any time during the prior Plan Year, his account balance (in the case of a defined contribution plan) or his accrued benefit (in the case of a defined benefit plan) shall not be taken into consideration in the determination of whether the Plan Year is a Top-Heavy Year.

(7)
Purpose. The purpose of this Section is to conform to the definition of “top-heavy plan” set forth in Section 416(g) of the Code, which is incorporated herein by reference, and to the extent that this Section shall be inconsistent with Section 416(g) of the Code, either by causing any Plan Year during which the Plan would be classified as a “top-heavy plan” not to be a Top-Heavy Year or by causing any Plan Year during which it would not be classified as a “top-heavy plan” to be a Top-Heavy Year, the provisions of Section 416(g) of the Code shall govern and control.

(aaa)    “Treasury Regulations or Treas. Reg” means regulations, including temporary regulations, issued by the Department of the Treasury or Internal Revenue Service codified at Title 26 of the Code of Federal Regulations. Where a reference is made to temporary regulations, such reference shall include any permanent regulations and modified temporary regulations, issued in lieu thereof.
(bbb)    “Trust” means the trust or trusts established to fund benefits provided under the Plan, as provided in Section 1.5.
(ccc)    “Trust Agreement” means the agreement pursuant to which the Trust is established.
(ddd)    “Trustee” means the person or persons acting as trustee of the Trust.
(eee)    “Year of Vesting Service” means the service credited to a Participant for purposes of determining the Participant’s vested benefit as determined under the rules of an applicable supplement. For this purpose if an applicable supplement determines vesting service under the hours of service method, a Participant’s Years of Vesting Service equal the sum of:

(1)	Each Plan Year in which the Participant is credited with 1,000 Hours of Service as an Employee; and

(2)
Such other service as may be credited pursuant to the terms of an applicable agreement for Participants who become Participants as a result of a corporate acquisition, as determined at the sole discretion of the Administrator.

For this purpose if an applicable supplement determines vesting service under the elapsed time method, a Participant’s Years of Vesting Service equal the sum of:

(1)
The period (expressed in whole years and any fractions thereof) beginning on the Employee’s Employment Commencement Date and ending on his or her Severance Date. Under this paragraph (i) if an Employee incurs a

Severance Date as a result of a quit, retirement or discharge and is later reemployed as an Employee, Vesting Service shall also include the Employee’s Period of Severance if such Employee is credited with an Hour of Service within twelve (12) months of such Severance Date. Further, Vesting Service shall include the period beginning on the Severance Date for the Employee resulting from a Disability and ending on the earlier of (A) the date the Employee ceases to have a Disability or (B) the second anniversary of the Severance Date due to Disability.

(2)
Vesting Service completed by an Employee after a Break in Service or Period of Severance shall not be included in determining his or her vested interest in his or her Account attributable to employment prior to such Break in Service or Period of Severance if the number of consecutive months of his or her Break in Service and/or Period of Severance is sixty (60) or more.

In no event will an Employee receive multiple credit for the same period of service for purposes of determining Years of Vesting Service.
2.2    Conformance with Code and ERISA. The Plan is intended to comply in all respects with the requirements of Section 401(a) of the Code and Title I of ERISA, and shall be so construed. References to specific provisions of the Code or ERISA in certain provisions of the Plan shall not be construed to limit reference to other provisions of the Code or ERISA in construing other provisions of the Plan where such reference is consistent with the purpose of the Plan. If any provision of the Code or ERISA is amended, any reference in the Plan to such provision shall, if appropriate in the context and consistent with the purpose of the Plan, be deemed to refer to any successor to such provision.
2.3    Gender and Number; Effect of Titles. Wherever used in the Plan, nouns or pronouns of one gender shall be interpreted to apply to all genders, and the singular shall include the plural and vice-versa, as the context may require. Titles, captions and headings of Articles, Sections, supplements and exhibits are for ease of reference only, and shall have no substantive meaning.
ARTICLE III
PARTICIPATION

3.1    Requirements for Participation. An Eligible Employee shall become a Participant as soon as he or she satisfies the eligibility requirements of an applicable supplement to this Plan.
3.2    Cessation and Resumption of Active Participation
(a)    General Rule. A Participant who ceases to be an Eligible Employee shall cease to be an Active Participant, but shall continue to be an Inactive Participant until the full amount of his Account Balance is distributed in accordance herewith.

(b)    Reinstatement. A former or Inactive Participant who again becomes an Eligible Employee shall immediately become an Active Participant, provided that he then satisfies the applicable eligibility requirements of an applicable supplement.

ARTICLE IV
AMOUNT AND ALLOCATION OF CONTRIBUTIONS

4.1    401(k) Contributions.
(a)    Amount of Contributions. Active Participants may make 401(k) Contributions in accordance with the provisions of an applicable supplement.
(b)    Withholding, Deposit and Allocation of Contributions. All 401(k) Contributions shall be withheld from Compensation payable to the Participant, and shall be deposited in the Trust as soon as practical after being withheld, but in no event later than the fifteenth day of the month following the month in which the Compensation is paid. No amount shall be withheld from Compensation that is available to be paid to the Participant before the date on which the election is made. All 401(k) Contributions shall be allocated to the Participant’s 401(k) Contributions Account and/or Roth 401(k) Contributions Account, as applicable, on the Accounting Date coinciding with or next succeeding the date they are deposited.
(c)    Timing and Revision of Elections. An Active Participant is permitted to make or revise a 401(k) Contribution election as of any Election Date coinciding with or succeeding his entry into the Plan. The Administrator shall establish uniform procedures for making elections, which shall include time periods preceding each Election Date by which elections must be received to be effective as of such Election Date. No election shall be effective or binding upon any Employer until actually received in accordance with such procedures. The Administrator may also change the frequency of 401(k) Contribution elections, suspend deferrals, or establish additional dates for making or revising 401(k) Contribution elections in special circumstances, provided that in all cases the availability of dates for making or revising 401(k) Contributions shall not discriminate in favor of Highly Compensated Employees.
(d)    Termination of Contributions. If an Active Participant ceases to be an Active Participant, his election to have 401(k) Contributions made on his behalf shall be automatically terminated, whether or not he continues to be an Employee or Inactive Participant. If such Participant ceases to be an Employee, his 401(k) Contributions shall be terminated as of the last date of his employment as an Active Participant. If such Participant continues to be an Employee, his 401(k) Contributions shall be terminated as of the next payment of Compensation to him (subject to any necessary delay for administrative processing).
4.2    After-tax Contributions.
(a)    Amount of Contributions. Active Participants may make After-tax Contributions if provided for under the provisions of an applicable supplement and in accordance with the provisions of such supplement.

(b)    Withholding, Deposit and Allocation of Contributions. All After-tax Contributions shall be withheld from Compensation payable to the Participant, and shall be deposited in the Trust as soon as practical after being withheld, but in no event later than the fifteenth day of the month following the month in which the Compensation is paid. No amount shall be withheld from Compensation that is available to be paid to the Participant before the date on which the election is made. All After-tax Contributions shall be allocated to the Participant’s After-tax Contributions Account on the Accounting Date coinciding with or next succeeding the date they are deposited.
(c)    Timing and Revision of Elections. An Active Participant is permitted to make or revise a After-tax Contribution election as of any Election Date coinciding with or succeeding his entry into the Plan. The Administrator shall establish uniform procedures for making elections, which shall include time periods preceding each Election Date by which elections must be received to be effective as of such Election Date. No election shall be effective or binding upon any Employer until actually received in accordance with such procedures. The Administrator may also change the frequency of After-tax Contribution elections, suspend deferrals, or establish additional dates for making or revising After-tax Contribution elections in special circumstances, provided that in all cases the availability of dates for making or revising After-tax Contributions shall not discriminate in favor of Highly Compensated Employees.
(d)    Termination of Contributions. If an Active Participant ceases to be an Active Participant, his election to have After-tax Contributions made on his behalf shall be automatically terminated, whether or not he continues to be an Employee or Inactive Participant. If such Participant ceases to be an Employee, his After-tax Contributions shall be terminated as of the last date of his employment as an Active Participant. If such Participant continues to be an Employee, his After-tax Contributions shall be terminated as of the next payment of Compensation to him (subject to any necessary delay for administrative processing).
4.3    Matching Contributions.
(a)    Amount. The Employer may make Matching Contributions to the Plan if provided for under the provisions of an applicable supplement and in accordance with the provisions of such supplement.
(b)    Deposit of Contributions. All Matching Contributions shall be made in the form of cash or in other property as determined by the Sponsor in its discretion. The Matching Contributions shall be deposited in the Trust at such time or times as the Sponsor shall determine, provided that the Matching Contributions made by each Employer shall be deposited not later than the last date for the filing of the Employer’s federal income tax return for the year ending in the same month which includes the last day of the Plan Year to which such Matching Contributions relate.

4.4    Non-elective Contributions.
(a)    Amount. The Employer may make Non-elective Contributions to the Plan if provided for under the provisions of an applicable supplement and in accordance with the provisions of such supplement.
(b)    Deposit of Contributions. The Non-elective Contributions shall be deposited in the Trust at such time or times as the Sponsor shall determine, provided that the Non-elective Contributions made by each Employer shall be deposited not later than the last date for the filing of the Employer’s federal income tax return for the year ending in the same month which includes the last day of the Plan Year to which such Non-elective Contributions relate.
4.5    Rollover Contributions. Any Participant may make a Contribution to the Plan which constitutes a rollover of benefits from another plan qualified under Section 401(a) of the Code or benefits from an individual retirement account or annuity qualified under Section 408 of the Code (other than an endowment contract) (an “IRA”) or Roth contributions and earnings (and losses) under Section 402A of the Code, or cause the trustee of another plan to make a direct transfer of such benefits on his behalf (in either case, a “Rollover Contribution”). Such Contribution shall be allocated to a separate Rollover Account, After-Tax Rollover Account, and/or Roth Rollover Account, as applicable, maintained for the Participant. The Administrator may establish uniform rules limiting or restricting Rollover Contributions. The Administrator may adopt uniform rules and procedures permitting Rollover Contributions from other types of qualified plans and IRAs as permitted by the Code.
4.6    Minimum Contribution in Top-Heavy Years.
(a)    Required Contribution. For any Plan Year that is a Top-Heavy Year, each Employer shall make a Top-Heavy Contribution for such year to be allocated to the Account of each eligible Non-Key Employee in an amount equal to the lesser of (i) 3 percent of the Non-Key Employee’s 415 Compensation for the Plan Year or (ii) the highest Key Employee percentage (as hereafter described) for such Plan Year, reduced in either case by any Matching Contributions allocated to such Non-Key Employee for such Plan Year. For purposes of this Section, the “Key Employee percentage” for each Key Employee shall mean the total amount of Contributions other than Rollover Contributions and Catch-Up Contributions made by or on behalf of such Key Employee for a Plan Year expressed as a percentage of such Key Employee’s 415 Compensation for the Plan Year. An eligible Non-Key Employee is one who was an Active Participant at any time during the Plan Year and who has not incurred a Termination of Employment prior to the end of the Plan Year. Top-Heavy Contributions shall be deposited in the Trust at such time or times as the Sponsor shall determine, but not later than the last date for the filing of the Employer’s federal income tax return for the year ending in the same month which includes the last day of the Plan Year to which such Contributions relate. Each Participant’s Top-Heavy Contributions shall be allocated to the Participant’s Account as of the last day of the period to which the Top-Heavy Contributions relate, regardless of when deposited.
(b)    Participation in Other Plans. The minimum Contribution required by paragraph (a) shall be reduced by any employer contributions (other than elective contributions subject to

Section 401(k) of the Code) allocated to the account of the Non-Key Employee in any other defined contribution plan maintained by an Employer or Affiliate. If an eligible Non-Key Employee also participates in any Top-Heavy Year in a top-heavy defined benefit plan maintained by any Employer or Affiliate, then paragraph (a) shall be modified by substituting “5 percent” for “3 percent” in subparagraph (a)(i) and by disregarding subparagraph (a)(ii) (unless a Key Employee accrues a benefit in such year).
4.7    Contributions Attributable to Qualified Military Service. A Participant who is re-employed following Qualified Military Service shall have the right to have additional 401(k) Contributions made on his behalf in accordance with Section 4.1 in an amount up to the amount of 401(k) Contributions he could have made during the period of Qualified Military Service. Such additional 401(k) Contributions shall be made by additional withholding over a period of time not to exceed three times the length of his Qualified Military Service (but not more than five years). Such Participant shall also be entitled to receive Matching Contributions attributable to such additional 401(k) Contributions in the amount he would have received had such additional 401(k) Contributions been made during his period of Qualified Military Service, and to receive any other Contributions he would have been eligible to receive had he been an Active Participant during his period of Qualified Military Service. All such Contributions shall be deemed to have been received during the period of Qualified Military Service for purposes of applying all limitations on Contributions under the Plan. For purposes of this Section 4.7, a Participant shall be deemed to have received Compensation during his period of Qualified Military Service based on the rate of Compensation he would have received had he been an Employee during such period or, if such rate cannot be determined with reasonable accuracy, based on his average Compensation received during the 12-month period (or his entire period of employment, if shorter) immediately prior to the period of military service. The provisions of this Section 4.7 shall be interpreted and applied in accordance with Section 414(u) of the Code and the Treasury Regulations issued thereunder.

ARTICLE V
LIMITS ON CONTRIBUTIONS

5.1    Limit on Annual Additions.
(a)    Limitation. Notwithstanding any other provisions of the Plan, the amount of annual additions (as hereinafter defined) allocated to a Participant’s Account for any Limitation Year shall not exceed an amount equal to the lesser of:

(1)	$40,000 (as adjusted pursuant to Section 415(d) of the Code); or

(2)	100 percent of the Participant’s 415 Compensation for the Limitation Year, increased by any amounts treated as annual additions solely by reason of clause (4) of subparagraph (b) below;
reduced in either case by the amount of annual additions credited to the Participant’s account for the Limitation Year under any other defined contribution plan maintained by an Employer or 415 Affiliate.

(b)    Annual Additions. For purposes of this Section, annual additions shall include (1) all contributions made by an Employer or 415 Affiliate (including 401(k) Contributions and elective deferrals under other plans but excluding Catch-Up Contributions), (2) contributions made by the Participant (other than rollover contributions), (3) forfeitures, and (4) contributions to a separate account described in Section 401(h) of the Code or Section 419A(d) of the Code to provide medical or life insurance benefits for Key Employees. An amount credited to a Participant’s Account in order to correct an error made in a previous Limitation Year shall be treated for purposes of paragraph (a) as having been credited to such Account in the Limitation Year to which the error relates.
(c)    Aggregation of Plans. For purposes of this Section 5.1, all defined contribution plans of any Employer or 415 Affiliate, whether or not terminated, are to be treated as one defined contribution plan.
5.2    Limit on 401(k) Contributions.
(a)    Limitation. The total amount of 401(k) Contributions made on behalf of any Participant under the Plan, plus the total amount of pre-tax and Roth elective deferrals made on behalf of the Participant under any other plan described in Sections 401(k) or 402(h)(1)(B) of the Code plus amounts used to purchase an annuity under Section 403(b) of the Code pursuant to a salary reduction agreement under Section 402(g) of the Code in any calendar year shall not exceed the dollar limitation applicable for such calendar year under Section 402(g) of the Code.
(b)    Notification and Distribution of Excess. If the Participant notifies the Administrator not later than March 31 of the following calendar year that the limitation of this Section has been exceeded for any calendar year, and specifies the amount of 401(k) Contributions that must be distributed from the Plan to satisfy such limitation, such amount shall be distributed to the Participant notwithstanding any other limitation on distributions contained in the Plan and any related matching contributions shall be abated. For purposes of this paragraph, if the limitation of this Section would be exceeded by reason of Contributions made under the Plan, or under the Plan and one or more other Plans maintained by the Employers, the Participant shall be deemed to have notified the Administrator and the necessary distribution shall be made first from the Plan.
(c)    Distributions During Year. If the notice described in paragraph (b) is received or deemed received within the calendar year for which the limitation is exceeded, the required distribution shall, if possible, be made out of 401(k) Contributions already received and before the end of such year, and shall be designated as a distribution of excess 401(k) Contributions.
(d)    Distributions after End of Year. If the notice is received or deemed received after the end of the calendar year, or the required distribution is not accomplished before the end of the calendar year, the required distribution shall be made not later than April 15 of the following calendar year without regard to income or losses attributable to such distribution, and the amount distributed shall be included in the Participant’s taxable income for the calendar year in which the excess occurred.
(e)    Additional Catch-Up Contributions. A Participant who has attained the age of 50 (or will attain the age of 50 during his taxable year), and whose 401(k) Contributions are limited either by paragraph (a) or any of the other limitations set forth in the Plan may elect to have Catch-Up Contributions made to his Account. Except as otherwise specifically provided, Catch-Up Contributions shall be treated as 401(k) Contributions for all purposes under the Plan, but shall not be subject to any of the limitations on 401(k) or other Contributions. The maximum amount of Catch-Up Contributions that may be made on behalf of a Participant for any calendar year under the Plan and all other plans of the type described in paragraph (a) maintained by an Employer or Affiliate shall be equal to the lesser of the dollar amount set forth in Sections 402(g) and 414(v) of the Code or the 401(k) Contributions made to such Participant’s Account. The Administrator shall adopt procedures providing for eligible Participants to elect to have Catch-Up Contributions made in accordance with Treasury Regulations issued pursuant to Section 414(v) of the Code.
5.3    Actual Deferral Percentage Limitation.
(a)    Limitation. The 401(k) Contributions of Participants who are Highly-Compensated Employees shall be limited for each Plan Year so that the Highly Compensated ADP does not exceed the Maximum ADP. The Administrator may impose percentage or dollar limits on the 401(k) Contribution elections of such Participants during the Plan Year to prevent this limitation from being exceeded, but in no event shall the Administrator have any liability to any Highly Compensated Employee if it does not do so.
(b)    Correction of Excess Contributions. If the limitation of paragraph (a) is exceeded for any Plan Year, the excess 401(k) Contribution (as determined under paragraph (c)) of each Participant who is a Highly-Compensated Employee shall be distributed to such Participant, except that if such Participant is eligible to have a Catch-Up Contribution made for such Plan Year his excess 401(k) Contribution shall first be recharacterized as a Catch-Up Contribution to the extent permissible under Section 5.2(e). All distributions shall be made, notwithstanding any other restriction on distributions in the Plan, not later than 2½ months following the end of the Plan Year if possible, and in any event not later than the last day of the following Plan Year. The amount required to be distributed under this Section 5.3 shall be reduced by any amount previously distributed to satisfy Section 5.2.
(c)    Determination of Excess Contributions. If it is necessary to either reduce the elections of Highly Compensated Employees pursuant to paragraph (a), or to determine their excess Contributions pursuant to paragraph (b), the Contributions of the Highly Compensated Employees shall be reduced in proportion to the amount of 401(k) Contributions made on behalf of the Highly Compensated Employees for such Plan Year, in accordance with Treasury Regulations issued pursuant to Section 401(k) of the Code as amended by the Small Business Job Protection Act of 1996.
(d)    Forfeiture of Matching Contributions. The portion of any Matching Contributions that relates to any excess 401(k) Contributions distributed pursuant to this Section 5.3 shall be forfeited, notwithstanding any other provision of the Plan, but shall not apply to the extent that such forfeiture alone would result in the Matching Contributions not being subject to alternative method set forth in Section 401(m)(11) of the Code for satisfying the nondiscrimination requirements found in Section 401(m) of the Code.

5.4    Special Definitions. For purposes of Section 5.3, the following terms shall have the meanings ascribed below:
(a)    “Deferral Percentage” means the total amount of 401(k) Contributions (excluding Catch-Up Contributions) allocated to an Active Participant with respect to a Plan Year expressed as a percentage of such Active Participant’s 415 Compensation for such Plan Year and calculated to the nearest one-hundredth of a percentage point. The Deferral Percentage of an Active Participant who receives no such Contributions shall be zero. If an Active Participant is eligible to receive any such contributions under any other plan maintained by an Employer or Affiliate (other than a plan which cannot be aggregated with the Plan under Section 410(b) of the Code), his Deferral Percentage shall include the contributions and compensation as determined under such other plan.
(b)    “Highly Compensated ADP” means the average of the Deferral Percentages of all Highly Compensated Employees who are Active Participants for a Plan Year, including those whose Deferral Percentage is zero.
(c)    “Non-Highly Compensated ADP” means for any Plan Year, the average of the Deferral Percentages of all Non-Highly Compensated Employees who are Active Participants for the Plan Year, including those whose Deferral Percentage is zero.
(d)    “Maximum ADP” means the maximum permissible Highly Compensated ADP for a Plan Year, based upon the Non-Highly Compensated ADP for the Plan Year in accordance with the following schedule:

If the Non-Highly Compensated ADP is	The Maximum ADP is
2% or less	the Non-Highly Compensated ADP multiplied by two
greater than 2% but less than 8%	the Non-Highly Compensated ADP plus two percentage points
8% or more	the Non-Highly Compensated ADP multiplied by 1.25

5.5    Limit on Deductible Contributions. Anything else contained herein to the contrary notwithstanding, the total Contributions made by any Employer to the Plan for any Plan Year (excluding 401(k) Contributions and After-tax Contributions withheld by the Employer) shall not exceed 25 percent of the aggregate Compensation paid by the Employer to all Participants during the Plan Year, or such other amount as may be deductible under Section 404 of the Code for such Plan Year (determined without regard to Section 263A of the Code).
5.6    Purpose of Limitations; Authority of Administrator. The limitations of this Article V are intended to comply with the requirements of Sections 415, 402(g), 401(a)(4), 401(k), 401(m), and 404(a)(3) of the Code and the Treasury Regulations issued thereunder, and shall be construed accordingly. To the extent that said Treasury Regulations provide for any elections or alternative methods of compliance not specifically addressed in this Article V, the Administrator shall have the authority to make or revoke such election or utilize such alternative method of compliance unless such election or alternative method of compliance by its terms requires an amendment to the Plan.

ARTICLE VI
INVESTMENTS AND PLAN ACCOUNTING

6.1    Participant Accounts. The Administrator shall establish and maintain the following separate Accounts with respect to Participants as applicable based on the terms of an applicable supplement and shall further establish and maintain any additional separate Accounts as may be specified under an applicable supplement.
(a)    401(k) Contributions Account. A 401(k) Contributions Account shall be maintained on behalf of each Participant who elects to have pre-tax 401(k) Contributions, including pre-tax Catch-Up Contributions, made on his behalf.
(b)    After-tax Contributions Account. A After-tax Contributions Account shall be maintained on behalf of each Participant who contributed any After-tax Contributions under the Plan.
(c)    After-tax Rollover Account.     An After-tax Rollover Account shall be maintained on behalf of each Participant who elects to make a Rollover Contribution to the Plan of after-tax contributions (other than Roth contributions).
(d)    Matching Contributions Account. A Matching Contributions Account shall be maintained on behalf of each Participant who is allocated any Matching Contributions under the Plan.
(e)    Non-elective Contributions Account. A Non-elective Contributions Account shall be maintained on behalf of each Participant who is allocated any Non-elective Contributions under the Plan.
(f)    Rollover Account. A Rollover Account shall be maintained on behalf of each Participant who elects to make a Rollover Contribution to the Plan, except that a Rollover Contribution of after-tax contributions (other than Roth contributions) and earnings (and losses) shall be maintained in the After-tax Rollover Account described in paragraph (b) of this Section 6.1 and Roth contributions and earnings (and losses) shall be maintained in the Roth Rollover Account described in paragraph (i) of this Section 6.1.
(g)    Roth 401(k) Contributions Account. A Roth 401(k) Contributions Account shall be maintained on behalf of each Participant who elects, pursuant to Section 4.1(a)(1), to have Roth 401(k) Contributions, including Roth Catch-Up Contributions, made on his behalf.

(h)    Roth Rollover Account. A Roth Rollover Account shall be maintained on behalf of each Participant who elects to make a Roth Rollover Contribution to the Plan.
(i)    QNEC Account. A QNEC Account shall be maintained on behalf of each Participant who is allocated any “qualified non-elective contributions” under the Plan or other Employer non-elective contributions under the Plan.
(j)    Safe-Harbor Matching Contributions Account. A Safe-Harbor Matching Contributions Account shall be maintained on behalf of each Participant who has any safe-harbor matching contributions transferred to the Plan.
(k)    Additional Rules. Each Account shall represent the aggregate amount of the type of Contribution referred to above, less any withdrawals or distributions charged thereto, and adjusted by the earnings, gains, losses, expenses, and unrealized appreciation or depreciation attributable to such Contributions. The maintenance of separate Account balances shall not require physical segregation of plan assets with respect to any Account. The Accounts maintained hereunder represent the Participants' interests in the Plan and Trust and are intended as bookkeeping records to assist the Administrator in the administration of the Plan.
6.2    Adjustments to Accounts.
(a)    Accounting Date Adjustments. As of each Accounting Date, the Trustee shall:

(1)	First, charge to the proper Accounts all payments or distributions made from the Accounts since the immediately preceding Accounting Date.

(2)
Second, adjust the Account Balances upward or downward, on a proportional basis, according to the net gain or loss of the Trust assets from investments (as reflected by interest payments, dividends, realized and unrealized gains and losses on securities and other investment transactions), so that the aggregate Account Balances equal the fair market value (as determined by the Trustee, but excluding all unpaid items of income or expense) of the Trust assets on such Accounting Date.

(3)	Third, allocate and credit all Contributions in accordance with Articles IV and V and any applicable supplement.
(b)    Timing of Adjustments. Every adjustment made pursuant to this Section 6.2 shall be considered as having been made as of the Accounting Date regardless of the dates of actual receipt of Contributions or payment of distributions by the Trustee during the period ending on the Accounting Date. Notwithstanding the foregoing, the Trustee may adopt, or the Administrator may direct the Trustee to adopt, any reasonable, consistent, and nondiscriminatory method of accounting for the receipt of Contributions and payment of distributions. The Trustee’s determination as to the value of the assets of the Trust and the charges or credits to the Accounts of the Participants shall be conclusive and binding on all persons.

6.3    Separate Fund Accounting.
(a)    Manner of Accounting. To the extent the Trust is divided into separate funds and alternative investment arrangements (collectively, “funds”), including those established pursuant to Section 6.4, the undivided interest of each Participant’s Account in each such fund shall be determined under the principles set forth in Section 6.2 but in accordance with the accounting procedures specified in the trust agreement, investment management agreement, insurance contract, custodian agreement or other document under which such fund is maintained. To the extent not inconsistent with such procedures, the following rules shall apply:

(1)	Amounts deposited in a fund shall be deposited by means of a transfer of such amounts to such fund from another fund as required.

(2)
Amounts required to be transferred from a fund to satisfy benefit payments shall be transferred from such investment funds as soon as practicable following receipt by the trustee or investment manager of proper instructions to complete such transfers.

(3)
Except as provided in the applicable fund document, all amounts deposited in a fund shall be invested as soon as practical following receipt of such deposit. Notwithstanding the primary purpose or investment policy of a fund, assets of any fund which are not invested in the manner required by the fund document shall be invested in such short term instruments or funds as the Trustee or investment manager shall determine pending investment in accordance with such investment policy.

(b)    Separate Participant Accounts. Notwithstanding the foregoing, if any portion of the Trust is invested in a fund that permits each Participant’s interest in the fund to be accounted for as a separate account, all Contributions, distributions, and earnings shall be accounted for as they are actually received, disbursed, or earned.
6.4    Participant-Directed Accounts.
(a)    General. Each Participant and Beneficiary shall direct the Trustee regarding the investment of his Account from among various investment funds and other alternative arrangements that are designated from time to time by the Benefit Funds Committee. The investment alternatives made available under the Plan shall include at all times the Company Shares Fund described in Section 6.4(c) hereof and the SDBA described in Section 6.4(d) hereof. The Benefit Funds Committee shall not remove the Company Shares Fund or the SDBA from the investment alternatives made available under the Plan, and the Benefit Funds Committee shall not otherwise restrict Participant investment in the Company Shares Fund. A Participant’s direction of the investment of his Account shall remain the same until changed by such Participant pursuant to this Section 6.4. A Participant may change his investment election in accordance with administrative practices and procedures established by the Administrator, or its duly authorized designee, in its sole discretion. The Plan is intended to constitute a plan described in ERISA Section 404(c) and the regulations promulgated thereunder. Unless the direction of a Participant is contrary to ERISA or the Plan, would jeopardize the Plan’s tax-qualified status under the Code, could result in a loss in excess of the Participant’s Account, or the Administrator or its duly authorized designee determines that such investment direction would be administratively infeasible and so notifies the Participant, such directions shall be followed and no fiduciary with respect to the Plan shall be liable or responsible in any way for any losses, breach of fiduciary duty, or unfavorable results arising from such directions. If a Participant fails to make an election under this subsection, he shall be deemed to have directed his Plan Accounts to be invested in the “default fund” designated by the Benefit Funds Committee.
(b)    Benefit Funds Committee. The Benefit Funds Committee is the committee formed by resolution of the Board of Directors of the Sponsor’s parent, Caterpillar Inc. Pursuant to that resolution, the Benefit Funds Committee, or its duly authorized designee, shall have responsibility and authority to ensure the proper operation and management of the financial aspects of the Plan, including responsibility for those Plan financial matters identified in this Section 6.4(b) and other Plan financial matters that may be identified from time to time by the Corporate Treasurer. In addition to all other powers and duties set forth herein, the Benefit Funds Committee shall have all necessary power and authority to accomplish its duties under the Plan, including but not limited to, the discretionary power to:

(1)	establish and amend an investment policy, including appropriate investment objectives and asset allocation targets;

(2)	appoint a Trustee or Trustees and investment advisors or managers (collectively, “Asset Managers”);

(3)	review the manner in which Plan assets are invested, monitor the performance of Asset Managers, and remove and replace Asset Managers, as necessary;

(4)
take all necessary steps to ensure compliance with Section 404(c) of ERISA and the U.S. Department of Labor Regulations issued thereunder and direct the Administrator, as necessary, to ensure that investment elections are properly processed and the disclosures required under Section 404(c) of ERISA are properly furnished;

(5)	retain service providers, consultants, and professional advisors, as necessary to assist in the fulfillment of its duties under the Plan; and

(6)	do all other acts which the Benefit Funds Committee deems necessary and proper to accomplish and implement its responsibilities under the Plan.
The Benefit Funds Committee shall have the discretionary authority to establish reasonable rules and procedures to carry out its responsibilities under the Plan, which may include adopting its own charter and/or other operating guidelines. The Committee may delegate all or some of its duties and responsibilities.

(c)    Company Shares Fund.

(1)
General Rule. Pursuant to Section 6.4(a), the Company Shares Fund shall be an investment fund made available to Participants hereunder. Participants may elect to have a portion or all of their Accounts invested by the Trustee in the Company Shares Fund.

(2)
Company Shares Fund Defined. The Company Shares Fund is an investment fund made available to Participants pursuant to Section 6.4(a) that invests exclusively in Company Shares, except that a portion of the Company Shares Fund shall be invested in cash and/or cash equivalent investments chosen by the Benefit Funds Committee in order to provide liquidity for the operation of the Company Shares Fund. If and to the extent that the cash and/or cash equivalent portion of the Company Shares Fund falls below one percent (1.0%) or rises above one and one-half percent (1.5%) of the total asset value of the Company Shares Fund, the Benefit Funds Committee shall promptly direct the Trustee to purchase or liquidate Company Shares as necessary to restore the cash and/or cash equivalents portion of the Company Shares Fund within one percent (1.0%) and one and one-half percent (1.5%) of the total asset value of such fund.

(3)
Acquisition and Valuation of Company Shares. Company shares contributed by the Sponsor shall be re-issued shares from the Sponsor’s treasury or newly issued shares. Company Shares purchased by the Trustee shall be previously issued shares, re-issued shares from the Sponsor’s treasury or newly issued shares. Company Shares purchased by the Trustee shall be purchased from any source (including the Sponsor) at such times and in such manner as shall be determined by the Trustee in its sole discretion. Newly issued shares or shares re-issued from the Sponsor’s treasury that are contributed by the Sponsor or sold by the Sponsor shall be priced at the closing price for Company Shares on the New York Stock Exchange on the date of purchase or contribution, as applicable. Company Shares purchased from any source (including the Sponsor) shall be charged to the Accounts of Participants at the average price per share paid by the Trustee for such shares (excluding brokerage commissions, transfer taxes, and other costs of purchase). For purposes of valuing interests in the Company Shares Fund and/or charges therefore to Participants’ Accounts, the Benefit Funds Committee may establish such rules as it deems appropriate and also may adjust the average price per share as may be necessary to reflect appropriately the effect of any stock dividend, stock split, subdivision, reclassification, combination or other event affecting Company Shares held or acquired hereunder.

(4)	Dividends, Stock Splits, Etc. Cash dividends and cash proceeds received by the Trustee in any month with respect to Company Shares held in the

Accounts of Participants shall be credited to such Accounts and invested in the Company Shares Fund in the manner as provided in Section 6.4(c). Company Shares received by the Trustee as a stock dividend or because of a stock split, recapitalization or the like, as well as rights, warrants and options, if any, issued with respect to Company Shares, shall be allocated to Company Shares to which they appertain.
(d)    Self-Directed Brokerage Account.

(1)
General Rule. Pursuant to Section 6.4(a), the self-directed brokerage account (“SDBA”) shall be an investment alternative made available to Participants hereunder. Participants may elect to have a portion of their Accounts invested by the Trustee in the SDBA.

(2)
SDBA Defined. The SDBA is an investment alternative made available to Participants pursuant to Section 6.4(a) that permits a Participant to invest in individual securities through a separate brokerage account in accordance with investment directions provided by such Participant, subject to and in accordance with, the following provisions:

(i)
At the direction of the Participant, the Trustee shall purchase securities, excluding securities of Caterpillar Inc., the Sponsor and its Affiliates, options, bulletin board and pink sheet stocks, private placements, municipal bonds, margin trading, short-sales, precious metals and securities traded on non-United States securities exchanges, as described herein or sell the securities previously purchased through the SDBA. Such securities shall include mutual funds, individual company stocks, exchange-traded funds and individual fixed income securities.

(ii)	The Benefit Funds Committee shall designate the self-directed brokerage account provider for purposes of this Section 6.4(d).

(iii)
The trading authority that a Participant may exercise over the brokerage account may be limited and other restrictions or limitations on the account may be imposed as necessary to comply with the requirements of the designated brokerage account provider.

(iv)
The Participant shall at all times be considered the owner of the brokerage account for purposes of receiving and responding to all materials associated with such brokerage account, including but not limited to trade confirmations, account statements, prospectuses, annual reports, proxies and other materials. The Participant shall have the authority to direct the exercise of all shareholder rights attributable to any securities held in such account.

ARTICLE VII
VESTING
7.1    General Terms. A Participant shall vest in his Account under the terms of an applicable supplement.
7.2    Forfeitures. A Participant shall forfeit his interest in his Matching Contributions Account and Non-elective Contributions Account to the extent not vested in accordance with Section 7.1 upon the earlier of:
(a)    the date on which the Participant experiences 60 consecutive months of a Break in Service or 60 consecutive months of a Period of Severance;
(b)    the date on which the Participant receives a distribution of his vested Account; or
(c)    40 days after Termination of Employment (or such other time as determined by the Administrator) if the Participant does not have a balance in his 401(k) Contributions Account, Roth 401(k) Contributions Account, After-tax Contributions Account, Rollover Account, Roth Rollover Account, After-Tax Rollover Account, or QNEC Account.
7.3    Rehired Participants. Amounts previously forfeited under this Article VII may be restored as provided under the terms of an applicable supplement.
7.4    Disposition of Forfeitures. Any amounts forfeited pursuant to this Article VII shall be applied to reduce Employer Contributions or to offset administrative expenses.
VIII
PAYMENT OF BENEFITS
8.1    Methods of Benefit Payment.
(a)    Forms of Payment. The form of payment of a Participant’s benefit, whether to the Participant or a Beneficiary, shall be either in a lump sum distribution equal to the Participant’s total vested Account Balance valued as of the Accounting Date coincident with or immediately prior to such distribution or in such other form(s) of payment as may be provided in an applicable supplement.
(b)    Protected Benefits. Notwithstanding the foregoing, if the account of any Participant under any other plan is transferred to the Plan under circumstances in which the Treasury Regulations under Section 411(d)(6) of the Code require forms of benefit provided under such plan to be protected, such Participant shall have the right to have his account balance transferred, plus the share of income allocable to such balance, distributed in any form provided under such prior plan.

8.2    Distributions upon Termination of Employment
(a)    Small Account Balances. As determined under the provisions of an applicable supplement, a Participant’s Account Balance may be automatically distributed upon Termination of Employment.
(b)    Termination of Employment. If a Participant incurs a Termination of Employment, and paragraph (a) does not apply to such Participant, then he may elect to receive the distribution of his Account Balance as soon as administratively feasible following such Termination of Employment, subject to the provisions of Section 8.2(c). Such distribution shall be made in a form provided in Section 8.1(a). A Participant who does not elect to begin receiving his distribution at the time of his Termination of Employment may subsequently elect to begin receiving his distribution at any time in accordance with an applicable supplement.
(c)    Latest Commencement Date. Anything else contained herein to the contrary notwithstanding, in no event shall distribution of a Participant’s Account begin later than April 1 of the calendar year following the later of the calendar year in which the Participant attains the age of 70½ or incurs a Termination of Employment; provided that in the case of a Participant who is described in paragraph (1)(i) of the definition of Highly Compensated Employee in the year in which he attains the age of 70½, distribution shall commence not later than April 1 of the following calendar year even if he is still employed. Such distribution shall be paid in accordance with Appendix B and Treasury Regulations issued pursuant to Section 401(a)(9) of the Code and any rules and procedures established by the Administrator.
8.3    Distribution upon Disability. As determined under the provisions of an applicable supplement, a Participant’s Account Balance may be distributed upon Disability.
8.4    Payments after a Participant’s Death.
(a)    Designation of Beneficiaries. The Account of a Participant who dies before his Account has been distributed in full shall be distributed to his Beneficiary or Beneficiaries as provided herein:

(1)
Each Participant may file with the Administrator, in such form as the Administrator shall from time to time require, a designation of a Beneficiary or Beneficiaries (including contingent or successive Beneficiaries). If more than one Beneficiary is designated, such designation shall also specify the manner in which payments are to be divided. The Beneficiaries may be changed at any time or times by the filing of a new designation with the Administrator, without the necessity of obtaining the consent of any Beneficiary, subject to the rights of the Participant’s Spouse under clause (2) below. No designation of a Beneficiary or change thereof shall be effective until it has been received by the Administrator. The Administrator shall be entitled to rely upon the last designation filed by the Participant prior to his death.

(2)
In the case of a Participant who is married on the date of his death, any Beneficiary designation which has the effect of causing any portion of a Participant’s Account Balance to be paid to any Beneficiary other than the surviving Spouse of the Participant shall be effective only if (i) such election is consented to, in writing, by the person who was the Participant’s Spouse on the date of the Participant’s death, and the Spouse’s signature is witnessed either by a representative designated by the Administrator or by a notary public, or (ii) it is established, to the satisfaction of the Administrator, that the consent of the Spouse could not be obtained when the designation was filed because the Participant was unable to locate his Spouse, the Participant had been abandoned by his Spouse and had a court order to such effect, or that such other circumstances existed as would justify a failure to obtain the Spouse’s consent under Section 417 of the Code. For avoidance of doubt, only a Spouse is required to consent to a Beneficiary designation under this Section 8.4(a)(2).

(3)
To the extent provided in any Qualified Domestic Relations Order, a former Spouse of the Participant shall be treated as the Participant’s Spouse at the time of his death (and as having been married to the Participant for a one-year period at the time of his death).

(4)
If a Participant dies without having a Beneficiary designation in force, or if at the time of the Participant’s death all designated Beneficiaries have died, payment shall be made to the Participant’s Spouse (or, for deaths occurring on and after June 1, 2013, the Same-Sex Domestic Partner at the time of his death); or if the Participant’s Spouse or Same-Sex Domestic Partner predeceases him, then to the Participant’s estate.

(b)    Death of a Participant. Upon the death of a Participant, the remaining balance of the Participant’s Account shall be distributed among his Beneficiaries in the manner and form of required minimum distributions in accordance with Appendix B. Notwithstanding the foregoing, a Beneficiary may from time to time request withdrawals of all or any portion of his share of such Participant’s Account; provided that in no event shall the sum of any such withdrawals and distributions during any Plan Year be less than the minimum amount required to be distributed during such Plan Year in accordance with Appendix B.
8.5    Purpose of Limitations; Authority of Administrator. The provisions of Sections 8.1, 8.2, 8.3 and 8.4 are intended to comply with the requirements of Section 401(a)(9) of the Code, including specifically the minimum distribution incidental death benefit rule of Section 401(a)(9)(G), and Treasury Regulations Section 1.401(a)(9)-2 through Section 1.401(a)(9)-6, as issued in final form on April 16, 2002, and shall be construed accordingly. Said Code and Treasury Regulation provisions are hereby incorporated herein by this reference, and shall control over any form of distribution provided in the Plan that is inconsistent therewith. To the extent that said Treasury Regulations provide for any elections or alternative methods of compliance not specifically addressed in Sections 8.1, 8.2, 8.3 and 8.4 the Administrator shall have the authority to make or revoke such election or utilize such alternative method of compliance.
8.6    Direct Transfers. Any Participant or Alternate Payee who is entitled to receive a distribution to which this Section 8.6 applies shall have the right to direct the transfer of all or a portion of such distribution directly to an individual retirement account or annuity qualified under Section 408 of the Code (other than an endowment contract) (an “IRA”), or to a defined contribution pension or profit-sharing trust qualified under Section 401(a) of the Code, annuity plan qualified under Section 403(a) of the Code, or other “eligible retirement plan” as defined in Section 402(c)(8)(B) of the Code, which will accept such a transfer, which, effective January 1, 2008, shall include a Roth individual retirement account under Section 408A of the Code. The surviving spouse of a Participant shall similarly be entitled to direct the transfer of all or a portion of any distribution to which this Section 8.6 applies. The Administrator shall furnish each Participant, Alternate Payee or surviving Spouse to whom this Section 8.6 applies with a notice describing his right to a direct transfer and the tax consequences of a distribution. Such notice shall be furnished not more than 90 days nor less than 30 days before the Participant, Alternate Payee or surviving spouse is entitled to receive such distribution, and no distribution shall be made until 30 days after he has received such notice unless he waives such 30-day period. The provisions of this Section 8.6 shall apply to all distributions from the Trust that are “eligible rollover distributions” as defined in Section 402(c)(4) of the Code. The provisions of this Section 8.6 shall not apply to the portion of any distribution that is necessary to meet the minimum distribution requirements of Section 401(a)(9) of the Code and any hardship withdrawal. The Administrator may adopt administrative procedures to implement direct transfers, which may vary the time periods and minimum amounts set forth above, to the extent consistent with final Treasury Regulations issued under Section 401(a)(31) of the Code. Notwithstanding the foregoing, with respect to any distribution made to a Beneficiary who is a “designated beneficiary” (as defined by Section 401(a)(9)(E) of the Code) and who is not the surviving spouse of the Participant, such Beneficiary may elect a direct trustee-to-trustee transfer of the eligible portion of such distribution to an individual retirement plan established for the purposes of receiving the distribution in accordance with Section 402(c)(11) of the Code. For avoidance of doubt, a Same-Sex Domestic Partner shall be considered a “designated beneficiary” who is not the surviving Spouse of a Participant and shall only be entitled to an eligible rollover distribution under the rules for a designated beneficiary.
8.7    Missing Participants and Beneficiaries. Neither the Sponsor, Caterpillar Inc., an Employer, the Administrator, the Benefit Funds Committee nor the Trustee shall be obliged to search for, or ascertain the whereabouts of, any Participant or Beneficiary. If all or a portion of an Account remains to be distributed to a Participant or Beneficiary at a time when the Administrator is unable to locate the Participant or Beneficiary, then such Account shall be forfeited and the amounts used first to reduce future Contributions that the Employers would otherwise be required to make to the Plan and second to pay Plan expenses. If the Participant or Beneficiary subsequently makes a proper claim for a distribution under the Plan, or if the person who would be entitled to receive such distribution upon the death of such Participant or Beneficiary establishes to the satisfaction of the Administrator that such Participant or Beneficiary has died, then such Account shall be restored and the Employers shall contribute any additional amount necessary to restore such Account.

8.8    Payment With Respect to Incapacitated Participants or Beneficiaries. If any person entitled to a distribution of benefits under the Plan is under a legal disability, or in the Administrator’s opinion, is incapacitated in any way so as to be unable to manage his financial affairs, the Administrator may direct the payment of such distribution to such person’s legal representative or to a relative or friend of such person for such person’s benefit or the Trustee may direct the application of such benefits to the benefit of such person. Payments made in accordance with this Section 8.8 shall discharge all liabilities for such distribution under the Plan.
8.9    Limitation on Liability for Distributions. Anything else contained herein to the contrary notwithstanding, any distribution made under any provision of this Article VIII to a person whom the Administrator determines in good faith to be entitled to receive such distribution shall fully discharge the Plan’s obligation to make such distribution, and neither the Plan, the Trustee, the Administrator, the Sponsor, Caterpillar Inc., the Benefit Funds Committee, nor any Employer shall have any further liability with respect to such distribution to the Participant or any other person claiming through him.
8.10    In-Service Withdrawals.
(a)    Non-Hardship Withdrawals. Unless otherwise provided in an applicable supplement, Participants shall be permitted to make withdrawals at any time from Rollover Accounts, After-tax Rollover Accounts, Roth Rollover Accounts and After-tax Contributions Accounts.
Participants shall be permitted to make withdrawals from their 401(k) Contributions Account, Roth 401(k) Contributions Account, Matching Contributions Account, Non-elective Contributions Account, and QNEC Account without demonstrating a financial hardship after they have attained the age of 59½, in accordance with rules and procedures established by the Administrator.
(b)    Military Withdrawals. Unless otherwise provided in an applicable supplement, a Participant who is called into active duty in Qualified Military Service for more than 30 days may take a distribution from his 401(k) Contributions Account or Roth 401(k) Contributions Account as if he had experienced a Termination of Employment. A Participant who receives an active duty withdrawal may not make any 401(k) Contributions under this Plan or any contributions to other plans maintained by the Employer or an Affiliate for six months after receiving the active duty withdrawal.
Additionally, a Participant who is a member of a reserve component (as defined in United States Code, Title 37, Section 101) and is ordered or called to active duty for a period in excess of 179 days after September 11, 2001 may take a distribution from his 401(k) Contributions Account or Roth 401(k) Contributions Account during the period beginning on the date the Participant is ordered or called to active duty and ending at the close of the active duty period.
(c)    Hardship Withdrawals. Unless otherwise provided in an applicable supplement, a Participant may receive a hardship withdrawal as provided below:

(1)	Subject to the limitations set forth below, hardship withdrawals may be made from the Participant’s 401(k) Contributions Account and Roth 401(k) Contributions Account.

(2)	A hardship withdrawal can only be made because of:

(i)
the Participant’s need to pay medical expenses (as defined in Section 213(d) of the Code) for the Participant, his Spouse or Same-Sex Domestic Partner, or one of his dependents (as defined in Section 152 of the Code);

(ii)	the Participant’s need to purchase the Participant’s principal residence (excluding mortgage payments);

(iii)
the Participant’s need to pay tuition, related fees, and room and board for up to twelve months of post-secondary education for the Participant, his Spouse or Same-Sex Domestic Partner, one of his children, or one of his dependents (as defined in Section 152 of the Code);

(iv)	the Participant’s need to pay rent to avoid eviction from his principal residence, or mortgage payments to avoid foreclosure on his principal residence;

(v)	the Participant’s need to pay for burial or funeral expenses for the Participant’s deceased parent, Spouse or Same-Sex Domestic Partner, children or dependents; or

(vi)
the Participant’s need to pay for expenses for the repair of damage to the Participant’s principal residence that would qualify for the casualty deduction under Section 165 of the Code (determined without regard to whether the loss exceeds 10% of adjusted gross income).

(3)
A hardship withdrawal must be limited to the amount reasonably necessary to satisfy the financial need described above (after payment of all income taxes and penalties on the withdrawal). A withdrawal will be considered reasonably necessary to satisfy a financial need only if it satisfies the following criteria:

(i)
the Participant has obtained all currently available other distributions permitted under paragraph (a) and loans permitted under Section 8.11 and all currently available distributions or loans from other plans sponsored by the Employer, and

(ii)	the Participant’s elective deferrals under the Plan and all plans by any Employer or Affiliate are suspended for a period of at least six months after the withdrawal.

(4)
A hardship withdrawal that is charged to the 401(k) Contributions Account and/or Roth 401(k) Contributions Account may not exceed the lesser of the (A) current balance of the Account or (B) the excess of the total amount of pre-tax 401(k) Contributions and Roth 401(k) Contributions made to the Account over all previous hardship withdrawals.

(5)
If the Participant has a balance in the Company Share Fund, then he must elect to have paid to him all cash dividends that are subject to the dividend election provisions as described in Section A-3 of Appendix A, effective as of the first date allowed for new elections or changes in elections in accordance with the provisions of Section A-3.

(d)    Limitations on Withdrawals. The Administrator may adopt uniform and non-discriminatory procedures imposing limitations on the number, frequency, or amount of hardships pursuant to this Section 8.10.
(e)    Treatment of Withdrawals. Except as otherwise specifically provided herein, a withdrawal shall be treated as a distribution for all purposes of the Plan.
8.11    Loans
(a)    Eligibility for Loans. Unless otherwise provided in an applicable supplement, an Active Participant, or an Inactive Participant who is still an Employee, may borrow against his vested Account Balance subject to the provisions set forth herein. Such loans shall be available to all Participants on a reasonably equivalent basis and shall not be made available to Highly Compensated Employees, officers or shareholders in an amount greater than the amount (stated as a percentage of the Participant’s vested Account) made available to other Participants.
(b)    Maximum Amount of Loans.    A loan may not be granted to the extent that the total outstanding balance or loans made pursuant to this Plan and all plans of the Employer and any Affiliate that provide for loans exceeds the lesser of:

(1)	$50,000 reduced by the excess (if any) of:

(i)	the highest outstanding balance (or balances) of all loans from the Plan during the one-year period ending on the day before the date on which such loan was made, over

(ii)
the outstanding balance of all loans from the Plan on the date on which such loan was made (for purposes of this Section, all plans of the Employer and any Affiliate that permit loans shall be treated as one plan); or

(2)	one-half of the present value of the portion of such Participant’s Account Balance otherwise available for a loan under applicable law; or

(3)
the Participant’s 401(k) Contributions Account, Roth 401(k) Contributions Account, After-tax Contributions Account, After-tax Rollover Account, Rollover Account, and Roth Rollover Account balance as of the inception date of the loan.

All loans shall be deducted solely from the 401(k) Contributions Account, Roth 401(k) Contributions Account, After-tax Contributions Account, After-tax Rollover Account, Rollover Account, and Roth Rollover Account.
(c)    Payment Terms. Loans shall provide for periodic repayment over a period not to exceed 5 years for a personal loan. However, any loan used to acquire any dwelling unit that, within a reasonable time determined at the time the loan is made, is to be used as the principal residence of the Participant (as defined under Section 121 of the Code) may be repaid over a period of time that may not exceed 10 years. Loans must provide for substantially level amortization (with payments bi-weekly) over their terms. For all Participants who are actively at work, the method of repayment shall be by payroll deduction. The Participant may also make unscheduled partial loan repayments without penalty.
(d)    Interest Rate. The Rate of interest charged on loans will be the prime interest rate listed in the Wall Street Journal in effect on the last business day of the calendar quarter immediately preceding the date the loan application is received. This rate shall remain in force for the term of the loan, but shall be revised if the loan is renegotiated or extended.
(e)    Collateral and Enforcement. Each loan made to a Participant shall be secured by not more than 50 percent of the vested portion of the Participant’s vested Account. Each Participant who is an Employee shall be required to execute a wage withholding agreement providing for payments of principal and interest to be withheld from his compensation. Anything else contained herein to the contrary notwithstanding, no amount shall be offset against a Participant’s 401(k) Contributions Account and/or Roth 401(k) Contributions Account except at a time that a distribution would be permitted to the Participant, whether or not a loan is treated as a distribution for tax purposes under Section 72(p) of the Code.
(f)    Loan Default. A loan is in default when a scheduled installment payment has not been received by the last day of the calendar quarter following the calendar quarter in which the last scheduled installment payment was due. If payment is not received within such stipulated period, the following will take place:

(1)	The entire unpaid balance on a defaulted loan will be considered to be in default as of the date the last payment was due.

(2)
At the discretion of the Administrator, exercised in a uniform and nondiscriminatory manner, the loan will be renegotiated and payments will be made through payroll withholding. If the loan is not renegotiated in a manner acceptable to the Administrator, if permitted in the Plan, the loan will be deemed an in-service withdrawal. Such withdrawal will be subject to personal income and possible penalty taxes. Form 1099R will be timely issued to the Participant and the IRS showing such withdrawal.

(3)
If the Participant fails to make provisions for repayment reasonably acceptable to the Administrator, at the election of the Administrator, exercised in a uniform and nondiscriminatory manner, the remaining principal on the loan shall be declared due and payable as of the date the last payment was due.

(4)
The amount of any uncured default will be considered as having been received in a taxable event subject to personal income and penalty taxes. Such tax consequences do not affect the obligation to repay the loan. Form 1099R will be timely issued to the Participant and the IRS; however, the loan will not be charged against the affected Account balance until the Participant terminates service, retires, dies, becomes disabled, or reaches the earliest date distribution is permitted under the Plan.

(g)    Loan Suspensions. Loan repayments will be suspended under this Plan during periods of military service as permitted under Section 414(u)(4) of the Code and Treasury Regulation Section 1.72(p)-1, Q&A-9(b). Loan payments shall be suspended up to one year during a leave of absence or layoff, if the Participant’s pay from the Employer is insufficient to service the loan. But the loan must nonetheless be repaid within 5 years as provided by Section 72(p)(2)(B) of the Code (or 10 years if the loan is used for the purchase of a dwelling that is used as the Participant’s primary residence).
(h)    Accounting Treatment. The loan shall for purposes of Article VI be treated as an investment of the funds credited to the Participant’s Account. For purposes of the accounting adjustments provided for by Article VI as of each Accounting Date until the loan is repaid in full, the Administrator shall reduce the Participant’s Account Balance by the unpaid balance on such loan and shall increase his Account by the amount of interest and other payments made by the Participant. Each such reduction or increase shall be applied to the Participant’s Account and the investment funds in which his Account is invested in such proportions as he may specify in accordance with rules and procedures adopted by the Administrator, or, if he fails to specify the proportions, shall be applied proportionately to such investment funds.
(i)    Other Restrictions. No loan shall be made to any Participant in an amount of less than $1,000, or such lesser amount as the Administrator may establish on a uniform basis. Participant may only have 2 loans outstanding at any time and a Participant with more than 2 loans outstanding (because of prior limits) may not receive a new loan until such time as he or she only has 1 or fewer loans outstanding. The Plan shall charge a loan initiation fee and an annual maintenance fee. The loan initiation fee is $100 and the annual maintenance fee is $50 per year The Administrator may establish additional restrictions on the number, frequency, or terms of loans, including the fees charged therefore, provided that such restrictions are applied in a uniform and non-discriminatory manner and do not cause loans to fail to be available to Participants on a reasonably equivalent basis.

ARTICLE IX
PLAN ADMINISTRATION

9.1    General Fiduciary Standard of Conduct. Each fiduciary under the Plan shall discharge his duties hereunder solely in the interest of the Participants and their Beneficiaries and for the exclusive purpose of providing benefits to the Participants and their Beneficiaries and defraying the reasonable expenses of administering the Plan and the Trust. Each fiduciary shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man, acting in a like capacity and familiar with such matters, would use in the conduct of an enterprise of a like character and with like aims, in accordance with the documents and instruments governing the Plan and the Trust, insofar as such documents and instruments are consistent with this standard.
9.2    Allocation of Responsibility Among Fiduciaries. Plan fiduciaries shall have only those powers, duties, responsibilities and obligations specifically delegated to them under this Plan or as delegated to them by resolutions or other actions of the Board of Directors of the Sponsor or Caterpillar Inc. taken from time to time. In addition, any authority to amend or terminate the Plan may be delegated by resolutions or other actions of the Board of Directors of Caterpillar Inc. taken from time to time. In case of any conflict between any provision of this Plan and any delegation by action of the Board of Directors of Caterpillar Inc., the delegation by action of the Board of Directors of Caterpillar Inc. shall always govern. The Sponsor, the Administrator (if other than the Sponsor), members of the Benefit Funds Committee, the Trustee, if any, and any investment manager shall each be a “named fiduciary” as defined in Section 402(a)(2) of ERISA.
Subject to this Section 9.2, the following additional provisions shall apply:
(a)    The Sponsor may delegate fiduciary duties (other than trustee duties) to persons other than named fiduciaries, and may approve any allocation of fiduciary duties among named fiduciaries, as provided in Section 405(c) of ERISA and in accordance with Sections 6.4 or 9.3 hereof, as applicable.
(b)    The Corporate Treasurer of Caterpillar Inc. shall have the authority to delegate duties relating to Plan financial matters to the Benefit Funds Committee.
(c)    If there is more than one Trustee, they may enter into agreements among themselves with respect to the allocation of trustee responsibilities with the consent of the Administrator as provided in Section 405(b) of ERISA.
(d)    To the extent permitted by law, neither the Administrator nor any director, officer, or employee of the Sponsor or the Employers (including any member of the Benefit Funds Committee) shall incur any personal liability of any nature in connection with any act done or omitted to be done in good faith under or in connection with the Plan.
9.3    Administrator. The Plan shall be administered by the Administrator. The Administrator reserves the authority to adopt such procedures, which shall be applied in a uniform and nondiscriminatory manner, as it deems necessary to administer the Plan and to determine all questions arising under the Plan. The Administrator may designate any person, entity, committee, board or similar body to act as named fiduciary or fiduciaries, or to act as the designee of the Administrator as a fiduciary, under the Plan and allocate any and all of its duties and responsibilities under the Plan to such named fiduciary or fiduciaries, or such designee(s). If the Administrator so allocates any of its duties and responsibilities under the Plan, such named fiduciary, fiduciaries or designee(s) shall be substituted for the Administrator whenever such term appears under the Plan with respect to any duties and responsibilities so allocated. Notwithstanding any such delegation, the Administrator shall continue to be the “plan administrator” as defined under Section 414(g) of the Code and the “administrator” as defined in Section 3(16)(A) of ERISA, unless otherwise explicitly provided in such delegation.
The Administrator, or its duly authorized designee, shall have discretionary authority to interpret the terms of the Plan and to determine eligibility for and entitlement to Plan benefits and shall have the discretion to take any other action with respect to the Plan in accordance with any applicable delegation. Prior exercise of such authority shall not create a precedent or obligate the Administrator (or its designee, as applicable) to exercise its authority in the same or similar fashion thereafter. Any interpretation, determination or action shall be given full force and effect and shall not be given “de novo” review if challenged by any court, agency or other authority.
9.4    Powers and Duties of Administrator. In addition to all other powers and duties set forth herein, the Administrator shall have all necessary power to accomplish its duties under the Plan, including but not limited to, the power to:
(a)    construe and interpret the Plan, decide all questions of eligibility and determine the amount, manner and time of payment of any benefits under the Plan;
(b)    prescribe procedures to be followed by Participants or Beneficiaries filing applications for benefits or taking any other action under the Plan;
(c)    assist any Participant or Beneficiary regarding any rights, benefits or elections available under the Plan;
(d)    adopt reasonable procedures for determining whether any order, judgment or decree constitutes a Qualified Domestic Relations Order;
(e)    prepare and file such Plan descriptions and annual reports as may be required by ERISA, the Code or other applicable legislation;
(f)    act on direction from the Benefit Funds Committee regarding matters arising under Sections 1.5 and/or 6.4 of the Plan (including ensuring that investment elections made pursuant to Section 6.4(a) are processed and that the disclosures required by ERISA Section 404(c) and the U.S. Department of Labor Regulations issued thereunder are furnished) or other financial matters affecting the Plan;
(g)    receive from the Employers, Participants and Beneficiaries such information as shall be necessary for the proper administration of the Plan;

(h)    furnish the Employers, upon request, such annual reports with respect to the administration of the Plan as are reasonable and appropriate;
(i)    maintain all the necessary records for the administration of the Plan;
(j)    receive, review and keep on file (as it deems convenient and proper) reports of benefit payments made by the Trustee and reports of disbursements for expenses directed by it;
(k)    retain, to the extent permitted under applicable policies of the Sponsor, service providers, consultants, and professional advisors, as necessary, to assist in the fulfillment of its duties under the Plan; and
(l)    perform all other acts which the Administrator in its sole discretion deems necessary and proper to accomplish and implement its responsibilities under the Plan.
The Administrator, or its designee, shall have the discretionary authority to establish reasonable rules and procedures to carry out its responsibilities under the Plan and may delegate (or further delegate, as applicable) such duties and responsibilities in a writing that is filed with the Sponsor’s Secretary. Any rule or procedure adopted by the Administrator, or any decision, ruling, interpretation, or determination made by the Administrator, in good faith and in accordance with the applicable fiduciary standards of ERISA shall be final, binding and conclusive on all Employers, Employees, Participants, Beneficiaries and all persons claiming through them. Rules and procedures adopted by the Administrator in accordance with this Section 9.4 may alter any provision of the Plan that is ministerial or administrative in nature and not governed by applicable law or regulation, including varying the time required for performing any act, without a formal amendment to the Plan. Wherever the Plan provides for any action to be taken or election to be made by a Participant or Beneficiary, the Administrator may establish procedures providing for such action to be taken or election to be made through the use of electronic mail, a telephone voice response system, or other electronic means, to the extent permitted by applicable law. Any delegation of authority made, rule or procedure adopted, or other action taken, by the Administrator shall remain valid and in effect until changed in accordance with the Plan.
9.5    Compensation and Expenses. All fiduciaries who are Employees shall serve without additional compensation for their services hereunder. Professional Trustees and investment managers shall be paid such compensation as may be agreed upon by the Administrator. The expenses of the administration of the Plan, including by way of example but not limitation, expenses incurred in the hiring of consultants, advisors, investment managers, attorneys and accountants, may be paid by the Trust (including directly from a Participant’s Accounts), provided that the fiduciaries conclude that payment of such compensation and expenses by the Trust is permissible under ERISA. To the extent that the Plan administration expenses are not paid by the Trust, they shall be paid by the Employer.
9.6    Indemnification by Employers. The Employers shall indemnify the Administrator, all officers, employees, members and managers of the Administrator, and each Trustee for, and hold them harmless from and against, any and all liabilities, losses, costs or expenses (including reasonable attorneys’ fees) of whatsoever kind and nature which may be imposed on, incurred by or asserted against them at any time by reason of their service under the Plan or the Trust as long as they did not act dishonestly or engage in willful misconduct or gross negligence in their official capacities hereunder, including all expenses reasonably incurred in their defense if the Employers fail to provide such defense.
9.7    Service in Multiple Capacities. Any person may serve in more than one fiduciary capacity hereunder, including but not limited to service as a member of the Benefit Funds Committee and as a Trustee.
9.8    Claims Procedure.
(a)    Filing of Claim. A Participant or any other person claiming the right to a benefit of any type under the Plan (a “claimant”), must, as a prerequisite to payment of such benefit, file a claim for such benefit in accordance with the procedures of this Section 9.8, provided that nothing contained herein shall preclude the Administrator or its delegate from establishing procedures for the routine payment of benefits without the filing of a formal claim in undisputed cases. Claims for benefits shall be filed with the Benefit Appeals Committee using forms prescribed by it and shall authorize the Benefit Appeals Committee to conduct such examinations as may be necessary to determine the validity of the claim and to take such steps as may be necessary to facilitate the payment of any benefits to which the claimant may be entitled under the terms of the Plan. All claims for benefit shall be filed not later than one year after the claimant knows, or with the exercise of reasonable diligence would know, of the basis for the claim. Nothing in the preceding sentence shall be construed to permit the forfeiture of any Participant’s undisputed benefit solely by reason of the failure to file a claim within any period after such claim becomes payable or otherwise to conflict with Section 8.7.
(b)    Notice of Denial. Whenever a claim for benefits by the claimant has been denied by the Benefit Appeals Committee, a written notice of denial shall be given to the claimant, prepared in a manner calculated to be understood by him without legal assistance and setting forth the specific reasons for the denial and explaining the procedure for an appeal and review of the decision by the Benefit Appeals Committee, and the claimant’s right to file an action under Section 502 of ERISA, subject to paragraph (d), if the appeal is unsuccessful. Such notice shall be furnished not later than 90 days after the claim has been filed (which 90-day period may be extended for up to an additional 90 days if special circumstances require and notice of the extension, explaining the reason for the extension and an estimate of when the review of the claim will be completed, is furnished to the claimant prior to the end of the first 90-day period).
(c)    Review of Denial. A claimant whose claim is denied, or his authorized representative, may request a review upon written application to the Benefit Appeals Committee within 60 days after receiving notice of the denial. In connection with such application, the claimant or his authorized representative may review pertinent documents and may submit issues and comments in writing. If such an application is made, the Benefit Appeals Committee shall make a full and fair review of the denial of the claim and shall make a decision not later than 60 days after receipt of the application, unless special circumstances (such as the need to hold a hearing) require an extension of time, in which case a decision shall be made as soon as possible but not later than 120 days after receipt of the request for review, and written notice of the extension, explaining the reason for the extension and an estimate of when the review of the appeal will be completed, shall be given to the claimant before the commencement of the extension. The decision on review shall be in writing and shall include specific reasons for the decision and specific references to the pertinent provisions of the Plan on which the decision is based.
(d)    Legal Action Limitation. Any court action to recover Plan benefits, or to enforce or clarify rights under the Plan under Section 502 of ERISA, brought by a Participant, Beneficiary, Alternate Payee or any other person claiming the right to a benefit of any type under the Plan must be commenced within six (6) months after the claimant has exhausted the Plan’s claim and review procedures as described herein. Any such court action must also be brought in the U.S. District Court for the Central District of Illinois, where the Plan is administered.
(e)    Qualified Domestic Relations Orders. Notwithstanding Section 11.2 or anything else in the Plan to the contrary, a Participant’s Accounts may be distributed to an Alternate Payee in accordance with a Qualified Domestic Relations Order. The applicability and requirements for any such distribution shall be determined based on the rules provided in the Plan’s Qualified Domestic Relations Order procedures, which are hereby incorporated by reference. For avoidance of doubt, only a Spouse or another Alternate Payee (as defined under Section 414(p) of the Code) may enforce a Qualified Domestic Relations Order against the Plan or a Participant's interests hereunder.

ARTICLE X
AMENDMENT, TERMINATION OR MERGER OF PLAN

10.1    Amendment.
(a)    Authority to Amend. Subject to the provisions of this Section 10.1, the Sponsor and it corporate parent, Caterpillar Inc. reserve the right at any time to amend, modify or suspend any or all of the provisions of this Plan, in whole or in part, or to terminate the Plan, at any time as designated by a written instrument duly adopted on behalf of the Sponsor or Caterpillar Inc.; provided, however, that any such amendment shall be made in accordance with and subject to the limitations of any applicable Collective Bargaining Agreement.
(b)    No Reversionary Amendments. Except as expressly provided in Section 11.12 below, no amendment may result in, authorize or permit any part of the Trust, the income from the Trust or any Plan assets to be distributed to or for the benefit of anyone other than the Participants and their Beneficiaries.
(c)    No Benefit Reductions. No amendment may be adopted which will reduce any Participant’s Account Balance or the vested portion thereof to an amount less than the Account Balance or the vested portion thereof that the Participant would be entitled to receive if he had resigned from the employ of all Employers and Affiliates immediately prior to the latter of the adoption date or election date of such amendment. Except as otherwise provided in Treasury Regulations issued pursuant to Section 411(d)(6) of the Code, an amendment that eliminates or reduces an early retirement benefit or retirement-type subsidy, or that eliminates an optional form of benefit, with respect to a Participant’s Account Balance shall be treated as reducing the Participant’s Account Balance for this purpose.
10.2    Termination.
(a)    Complete Termination. Subject to the limitations of any applicable Collective Bargaining Agreement, the Sponsor and/or Caterpillar Inc. may terminate the Plan as to all Employers at any time by written notice to all of the Employers.
(b)    Termination by an Employer. The Plan will terminate as to any Employer on the earliest date on which either of the events described in (1) and (2) below has occurred with respect to that employer:

(1)	Any date that the Plan is terminated with respect to an Employer by action of that Employer provided that the Sponsor and Caterpillar Inc. have been given prior written notice of such termination; or

(2)	Any date an Employer completely discontinues its Contributions under the Plan.
10.3    Plan Merger or Consolidation. The Sponsor and/or Caterpillar Inc. may cause the Plan or the Trust to be merged or consolidated with, or may transfer the assets or liabilities under the Plan to, any other qualified plan or from any other qualified plan provided that the documents and other arrangements regarding such merger, consolidation or transfer provide safeguards which would cause each Participant in the Plan, if the Plan terminated, to receive a benefit in the event of a termination immediately after such merger, consolidation or transfer which is equal to or greater than the benefit the Participant would have been entitled to receive if the Plan had terminated immediately prior to such merger, consolidation or transfer.

ARTICLE XI
GENERAL PROVISIONS

11.1    No Employment Guarantee. Neither the establishment of the Plan nor any modification thereof, nor the creation of any fund or account, nor the payment of any benefits shall be construed as giving to any Participant or other person any legal or equitable right against the Sponsor, Caterpillar Inc., any Employer, the Administrator or the Trustee except as herein provided. Under no circumstances shall the terms of employment with an Employer of any Participant be modified or in any way affected hereby. The maintenance of the Plan shall not constitute a contract of employment with any Employer. Participation in the Plan will not give any Participant a right to be retained as an employee of any Employer.
11.2    Nonalienation of Plan Benefits. The rights or interests of any Participant or any Participant’s Beneficiaries to any benefits or future payments hereunder shall not be subject to attachment or garnishment or other legal process by any creditor of any such Participant or beneficiary nor shall any such Participant or beneficiary have any right to alienate, anticipate, commute, pledge, encumber or assign any of the benefits or rights which he may expect to receive, contingently or otherwise under the Plan except as may be required by Section 9.8 or otherwise by applicable law that is not pre-empted by ERISA.
11.3    Action by Sponsor or Employer. Any action required or permitted to be taken by the Sponsor may be authorized by the Board of Directors of the Sponsor or its delegate. Any action required or permitted to be taken by an Employer other than the Sponsor shall be taken by the board of directors (or comparable authority of an Employer not organized as a corporation) of such Employer or by a person or committee of persons authorized to act by said board of directors.
11.4    Applicable Law. The Plan and the Trust shall be construed in accordance with the provisions of ERISA and other applicable federal laws. To the extent not inconsistent with such laws, the Plan shall be construed in accordance with the laws of the State of Illinois.
11.5    Participant Litigation. In any action or proceeding regarding the Plan assets or any property constituting a portion or all thereof or regarding the administration of the Plan, employees or former employees of an Employer or their beneficiaries or any other persons having or claiming to have an interest in the Plan shall not be necessary parties and shall not be entitled to any notice or process. Any final judgment which is not appealed or appealable and may be entered in any such action or proceeding shall be binding and conclusive on the parties hereto and all persons having or claiming to have any interest in the Plan. To the extent permitted by law, if a legal action is begun against the Sponsor, Caterpillar Inc., an Employer, the Administrator, or the Trustee by or on behalf of any person and such action results adversely to such person or if a legal action arises because of conflicting claims to a Participant’s or other person’s benefits, the costs to the Sponsor, Caterpillar Inc., an Employer, the Administrator, or the Trustee of defending the action will be charged to the amounts, if any, which were involved in the action or were payable to the Participant or other person concerned. To the extent permitted by applicable law, acceptance of participation in the Plan shall constitute a release of the Sponsor, Caterpillar Inc., each Employer, the Administrator, and the Trustee and their respective agents from any and all liability and obligation not involving willful misconduct or gross neglect.
11.6    Participant Duties. Persons entitled to benefits under the Plan shall file with the Administrator from time to time such person’s post office address and each change of post office address. Each such person entitled to benefits under the Plan also shall furnish the Administrator with all appropriate documents, evidence, data or information which the Administrator considers necessary or desirable in administering the Plan. Each Participant shall be responsible to review benefits statements, notices and other Plan communications and to notify the Administrator of any error or disagreement concerning such communication within a reasonable period of time but not more than sixty days after receipt of such communication. A Participant who fails to timely notify the Administrator of an error or disagreement concerning a benefits statement, notice or other Plan communication shall be deemed to have waived objection to such error or disagreement. Any notice or document will be properly filed with the Administrator if it is delivered by hand or sent by certified or registered mail, postage prepaid, or by reputable overnight courier or facsimile transmission, to the Administrator in care of the Sponsor at its principal executive offices. Notices shall be deemed given as of the date of delivery or, if delivery is made by mail, as of five business days after the date shown on the postmark on the receipt for registration or certification.
11.7    Adequacy of Evidence. Evidence that is required of anyone under the Plan shall be executed or presented by proper individuals or parties and may be in the form of certificates, affidavits, documents or other information which the person acting on such evidence considers pertinent and reliable.
11.8    Notice to Participants. A notice delivered to a Participant by hand or sent by first class mail, reputable overnight courier, or facsimile transmission addressed to the Participant or Beneficiary at his last address filed with the Administrator will be binding on the Participant for all purposes of the Plan as of the date transmitted.
11.9    Waiver of Notice. Any notice under the Plan may be waived by the person entitled to notice.
11.10    Successors. The Plan will be binding on the Sponsor and Employers, and on all persons entitled to benefits hereunder, and their respective successor, heirs and legal representatives.
11.11    Severability. If any provision of the Plan shall be held illegal or invalid for any reason, such illegal or invalid provision shall not affect the remaining provisions of the Plan, and the Plan shall be construed and enforced as if such illegal or invalid provisions had never been contained in the Plan.
11.12    Nonreversion.
(a)    Prohibition on Reversions. The Employers have no right, title or interest in the assets of the Plan or in the Trust and no portion of the Trust or the assets of the Plan or interest therein shall at any time revert or be repaid to the Employers, except as otherwise provided in paragraph (b).
(b)    Exceptions. Notwithstanding paragraph (a), the following Employer Contributions may be returned to an Employer:

(1)
Employer Contributions which are made as a result of a good faith mistake of fact may be returned to the Employer making the Contributions within 12 months after the Contribution is made by the Employer.

(2)
All Employer Contributions are conditioned upon the assumption that such Contributions are deductible under Section 404 of the Code, and shall be returned to the Employer that made such Contribution to the extent the Employer’s deduction is disallowed. Such amount shall be returned within 12 months after the final conclusion of all administrative and judicial proceedings with respect to the disallowance of such deduction.

(3)	If the Sponsor submits an application to the Internal Revenue Service not later than the end of the remedial amendment period, as defined for purposes of Section 401(b) of the Code, for a determination that the Plan is qualified under Section 401(a) of the Code and the Internal Revenue Service determines that the Plan is not so qualified, and either the period for filing an action for a declaratory judgment challenging such determination expires or such an action is filed and is unsuccessful, the Plan shall terminate and all Contributions be returned to the Employers who made them.
(c)    General Limitations on Returns. The amount returned to an Employer pursuant to subparagraph (b)(1) or (b)(2) shall be the excess, if any, of the amount actually contributed over the amount that either would have been contributed had the mistake not occurred, or that is determined to be deductible, as applicable. Such amount shall be reduced by a pro rata share of any losses incurred by the Trust, but shall not include any earnings. A Contribution may be returned even though it has been allocated to a Participant’s Account, and such Account may be reduced accordingly, but in no event shall any account be reduced below the amount that would have been allocated to it if the mistaken or non-deductible Contribution had not been made. If the amount returned under any provision of paragraph (b) represents a 401(k) Contribution, it shall be promptly paid by the Employer to the Participant.
11.13    Overpayments. If it is determined that the amounts under the Plan should not have been paid or should have been paid in a lesser amount, written notice thereof shall be given to the recipient of such amounts (or his legal representative) and he shall repay the amount of overpayment to the Trustee or other funding media under the Plan. If he fails to repay such amount of overpayment promptly, the Company may take all actions permissible under law to recover for the Plan the amount of the overpayment, including but not limited to making an appropriate deduction or deductions from any future payment or payments payable to that person (or his survivor or Beneficiary) under the Plan or from any other benefit plan of the Employer.

* * *

APPENDIX A
Employee Stock Ownership Plan
A-1.    Introduction. Effective January 1, 2014, a portion of the Plan is intended to be a stock bonus plan as defined in Treasury Regulations Section 1.401-1(b)(1)(iii) and a non-leveraged employee stock ownership plan (“ESOP”) satisfying the requirements of Sections 401(a), 409, and 4975(e) of the Code. The ESOP portion of the Plan is designed to be invested primarily in Company Shares, which are qualifying employer securities within the meaning of Section 4975(e)(8) of the Code. For purposes of this Appendix A, each Participant shall be considered to be a “named fiduciary” within the meaning of (and to the extent permitted under) Section 402(a)(2) of ERISA with respect to the treatment of dividends paid on Company Shares credited to Participants’ Accounts.
A-2.    ESOP Portion. The ESOP portion of the Plan shall consist of all amounts credited to the Company Shares Fund. The non-ESOP portion of the Plan shall consist of the balance of amounts credited to Participants’ Accounts.
A-3.    Dividend Election. Notwithstanding anything to the contrary in paragraph 6.4(c) (or its successor provision), a Participant shall be offered an election to receive a payment or distribution of cash dividends that are paid on or after January 1, 2014 on Company Shares credited to his Accounts, including cash dividends paid on Company Shares credited to the Company Shares Fund. The Administrator may provide that this election may be offered:
(a)    before a dividend is paid, in which case the dividend may be paid by the Company directly to the Participant, or to the Plan and then distributed to the Participant not later than ninety (90) days after the close of the Plan Year in which paid to the Plan, or
(b)    after the dividend has been paid, in which case the dividend paid to the Plan shall be distributed to the Participant within ninety (90) days after the close of the Plan Year in which paid to the Plan.
A Participant shall be deemed to elect to have the cash dividends automatically reinvested in Company Shares, unless the Participant files a timely election with the Administrator to have all or a portion of the cash dividends paid to the Participant. Dividends that are not paid or distributed to a Participant pursuant to the election described above shall remain subject to the requirements of paragraph 6.4(c). The Administrator shall determine the scope, manner and timing of the elections, dividend payments or distributions, and reinvestment in Company Shares described in this Section A-3 and paragraph 6.4(c) in any manner that is consistent with Section 404(k) of the Code and with ERISA.
A-4.    Distribution in the Form of Company Shares. Notwithstanding anything to the contrary in Article VIII, a Participant entitled to a distribution from the Plan may demand that his ESOP accounts shall be distributed in the form of Company Shares.
A-5.    Put Option. In accordance with Section 409(h)(4), (5) and (6) of the Code, if the Company Shares are or become not readily tradable on an established market, then any Participant

APPENDIX A-1

who otherwise is entitled to a total distribution from the Plan shall have the right (hereinafter referred to as the “Put Option”) to require that his Company Shares be repurchased by the Company. The Put Option shall only be exercisable during the sixty-day (60-day) period immediately following the date of distribution, and if the Put Option is not exercised within such sixty-day (60-day) period, it can be exercised for an additional sixty (60) days in the following Plan Year.
(a)    The amount paid for the Company Shares pursuant to the exercise of a Put Option as part of a total distribution shall be paid in substantially equal periodic payments (not less frequently than annually) over a period beginning not later than thirty (30) days after the exercise of the Put Option and not exceeding five (5) years. There shall be adequate security provided and reasonable interest paid on an unpaid balance due under this paragraph.
(b)    If the Company is required to repurchase Company Shares as part of an installment distribution, the amount to be paid for the Company Shares will be paid not later than thirty (30) days after the exercise of the Put Option.
A-6.    Voting of Company Shares. The Administrator shall furnish or cause to be furnished to each Participant who has Company Shares credited to his Accounts notice of the date and purpose of each meeting of the stockholders of the Company at which shares of Company Shares are entitled to be voted. The Administrator shall request from each such Participant instructions as to the voting at that meeting of Company Shares credited to his Accounts. If the Participant furnishes such instructions within the time specified in the notification given to him, the Trustee shall vote such Company Shares in accordance with the Participant’s instructions. All Company Shares credited to Accounts as to which the Trustee does not receive voting instructions as specified above shall be voted by the Trustee proportionately in the same manner as it votes Company Shares to which the Trustee has received voting instructions as specified above, unless the Trustee, in its sole discretion, determines that it would not be consistent with its fiduciary duties under ERISA to do so.
A-7.    Full Vesting. A Participant shall be fully vested in and have a non-forfeitable right to any cash dividends that are subject to the dividend election provisions of Section A-3, without regard to whether the Participant is vested in the Company Shares with respect to which the dividend is paid.
A-8.    Diversification. Notwithstanding any other provision of the Plan, a Participant who has attained his fifty-fifth birthday and who has at least ten years of participation may direct the Trustee to diversify his Account Balances to the extent necessary to satisfy the requirements of Section 401(a)(28) of the Code.
A-9.    Hardship Withdrawal. A Participant who wishes a hardship withdrawal, if any, first must elect to have paid to him all cash dividends that are subject to the dividend election provisions of Section A-3, effective as of the first date allowed for new elections or changes in elections in accordance with the provisions of Section A-3.

APPENDIX A-2

APPENDIX B
Minimum Distribution Requirements
B-1.    General Rules. The provisions of this Appendix B shall apply for purposes of determining required minimum distributions for calendar years beginning on or after January 1, 2003 (the effective date of the Plan). The requirements of this Appendix B will take precedence over any inconsistent provisions of the Plan, to the extent such provision would result in a violation of the requirements of this Appendix B. All distributions required under this Appendix shall be determined and made in accordance with the Treasury Regulations under Section 401(a)(9) of the Code, except that distributions may be made under a designation made before January 1, 1984, in accordance with Section 242(b) of the Tax Equity and Fiscal Responsibility Act (TEFRA) and the provisions of the Plan that relate to Section 242(b)(2) of TEFRA. For avoidance of doubt, a Same-Sex Domestic Partner’s survivor benefits shall comply with the requirements under Section 401(a)(9) of the Code for non-spousal beneficiaries.
B-2.    Time and Manner of Distribution.
(a)    Required Beginning Date. The Participant’s entire interest must be distributed, or begin to be distributed, to the Participant no later than the Participant’s required beginning date.
(b)    Death of Participant Before Distributions Begin. If the Participant dies before distributions begin the Participant’s entire interest must be distributed, or begin to be distributed, no later than as follows:

(i)
If the Participant’s surviving Spouse is the Participant’s sole designated beneficiary, distributions to the surviving Spouse must begin by December 31 of the calendar year immediately following the calendar year in which the Participant died or by December 31 of the calendar year in which the Participant would have attained age 70½, if later.

(ii)
If the Participant’s surviving Spouse is not the Participant’s sole designated beneficiary, distributions to the designated beneficiary must begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

(iii)
If there is no designated beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest must be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(iv)
If the Participant’s surviving Spouse is the Participant’s sole designated beneficiary and the surviving Spouse dies after the Participant but before distributions to the surviving Spouse begin, this Section B-2, other than Section B-2(a), will apply as if the surviving Spouse were the Participant.

APPENDIX B-1

For purposes of this Section B-2 and Section B-4, unless Section B-2(b)(iv) applies, distributions are considered to begin on the Participant’s required beginning date. If Section B-2(b)(iv) applies, distributions are considered to begin on the date distributions are required to begin to the surviving Spouse under Section B-2(b)(i). If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant’s required beginning date (or to the Participant’s surviving Spouse before the date distributions are required to begin to the surviving Spouse under Section B-2(b)(i)), the date distributions are considered to begin is the date distributions actually commence.
(c)    Forms of Distribution. Unless the Participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the required beginning date, as of the first distribution calendar year distributions must be made in accordance with Sections B-3 and B-4 of this Appendix. If the Participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder must be made in accordance the requirements of Section 401(a)(9) of the Code and the Treasury Regulations.
B-3.    Required Minimum Distributions During Participant’s Lifetime.
(a)    Amount of Required Minimum Distribution For Each Distribution Calendar Year. During the Participant’s lifetime, the minimum amount that must be distributed for each distribution calendar year is the lesser of:

(i)
the quotient obtained by dividing the Participant’s account balance by the distribution period in the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the Treasury Regulations, using the Participant’s age as of the Participant’s birthday in the distribution calendar year; or

(ii)
if the Participant’s sole designated beneficiary for the distribution calendar year is the Participant’s Spouse, the quotient obtained by dividing the Participant’s account balance by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9 of the Treasury Regulations, using the Participant’s and Spouse’s attained ages as of the Participant’s and Spouse’s birthdays in the distribution calendar year.

(b)    Lifetime Required Minimum Distributions Continue Through Year of Participant’s Death. Required minimum distributions will be determined under this Section B-3 beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Participant’s date of death.
B-4.    Required Minimum Distributions After Participant’s Death.
(a)    Death On or After Date Distributions Begin.

(i)
Participant Survived by Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is a designated beneficiary, the minimum amount that must be distributed for each distribution calendar

APPENDIX B-2

year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant’s designated beneficiary, determined as follows:

(A)	The Participant’s remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(B)
If the Participant’s surviving Spouse is the Participant’s sole designated beneficiary, the remaining life expectancy of the surviving Spouse is calculated for each distribution calendar year after the year of the Participant’s death using the surviving Spouse’s age as of the Spouse’s birthday in that year. For distribution calendar years after the year of the surviving Spouse’s death, the remaining life expectancy of the surviving Spouse is calculated using the age of the surviving Spouse as of the Spouse’s birthday in the calendar year of the Spouse’s death, reduced by one for each subsequent calendar year.

(C)
If the Participant’s surviving Spouse is not the Participant’s sole designated beneficiary, the designated beneficiary’s remaining life expectancy is calculated using the age of the beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.

(ii)
If the Participant dies on or after the date distributions begin and there is no designated beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that must be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the Participant’s remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(b)    Death Before Date Distributions Begin.

(i)
Participant Survived Designated Beneficiary. If the Participant dies before the date distributions begin and there is a designated beneficiary, the minimum amount that must be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the remaining life expectancy of the Participant’s designated beneficiary, determined as provided in Section B-4(a).

(ii)
No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no designated beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of

APPENDIX B-3

the Participant’s entire interest must be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(iii)
Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin. If the Participant dies before the date distributions begin, the Participant’s surviving Spouse is the Participant’s sole designated beneficiary, and the surviving Spouse dies before distributions are required to begin to the surviving Spouse under Section B-2(b)(i), this Section B-4(b) will apply as if the surviving Spouse were the Participant.

B-5.    Definitions.
(a)    “Designated beneficiary” means the individual who is designated as the beneficiary under the plan and is the designated beneficiary under Section 401(a)(9) of the Code and Section 1.401(a)(9)-1, Q&A‑4, of the Treasury Regulations.
(b)    “Distribution calendar year” means a calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant’s required beginning date. For distributions beginning after the Participant’s death, the first distribution calendar year is the calendar year in which distributions are required to begin under Section B-2(b). The required minimum distribution for the Participant’s first distribution calendar year must be made on or before the Participant’s required beginning date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant’s required beginning date occurs, must be made on or before December 31 of that distribution calendar year.
(c)    “Life expectancy” means life expectancy as computed by use of the Single Life Table in Section 1.401(a)(9)-9 of the Treasury Regulations.
(d)    “Participant’s account balance” means the account balance as of the last valuation date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. The account balance for the valuation calendar year includes any amounts rolled over or transferred to the plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.
(e)    “Required beginning date” means:

(i)
for a Participant who is not a 5% owner (as defined under Section 416(i)(1) of the Code), April 1 of the calendar year following the year in which occurs the later of the Participant’s: (A) termination of employment with an Employer; or (B) attainment of age 70½; and

APPENDIX B-4

(ii)
for a Participant who is a 5% owner (as defined under Section 416(i)(1) of the Code), April 1 of the calendar year following the calendar year in which the Participant attains age 70½, or such other date as may be prescribed by applicable law or regulation.

APPENDIX B-5

APPENDIX C
Merger Provisions
C-1.    Purpose. Effective as of 11:59:59 P.M. Central Standard Time on December 31, 2013 (hereinafter such date and time is referred to as the “Merger Date”), the Electro-Motive Diesel, Inc. Personal Savings Plan and Trust for Legacy Employees (“Legacy Plan”) and the Progress Rail Services Corporation - Bargaining Unit 401(k) Plan (“PRSC Plan”) (collectively the “Merged Plans”) shall be merged into the Plan. Also effective January 1, 2014, the participants in the Merged Plans (“Merged Plan Participants”) shall become eligible to participate hereunder in accordance with the terms of the Plan as modified by this Appendix C.
C-2.    Eligibility and Participation. Each Merged Plan Participant on December 31, 2013 shall be eligible to participate in the Plan on and after January 1, 2014, subject to all applicable Plan provisions.
C-3.    Merger of the Plan. Effective on the Merger Date, the Merged Plans shall be merged with and into the Plan, and the assets of the trust under the Merged Plans shall be transferred to the Trustee of the Trust, which forms a part of this Plan, as soon as administratively practicable on or after the Merger Date. The merger of the Merged Plans into the Plan and the transfer of assets to the Trust shall be made in accordance with Sections 401(a)(12) and 414(1) of the Code and the regulations promulgated thereunder.
C-4.    Transfer of Account Balances. All accounts maintained under the Merged Plans shall be transferred to accounts maintained under the Plan for such Merged Plan Participants as set forth in this paragraph 4. Amounts attributable to pre tax deferrals under the Merged Plan shall be transferred to the 401(k) Contributions Account established for such Merged Plan Participant, amounts attributable to Roth deferrals under the Merged Plan shall be transferred to the Roth 401(k) Contributions Account established for such Merged Plan Participant, amounts attributable to after tax deferrals under the Merged Plan shall be transferred to the After-tax Contributions Account established for such Merged Plan Participant, amounts attributable to rollover contributions under the Merged Plans shall be transferred to the Rollover Account established for such Merged Plan Participant, amounts attributable to employer matching contributions under the Merged Plan shall be transferred to the Matching Contributions Account established for such Merged Plan Participant and employer non-elective contributions under the Merged Plan shall be transferred to the Non-elective Contributions Account established for such Merged Plan Participant.
C-5.    Investment of Transferred Amounts. Amounts transferred to the Plan pursuant to this Appendix C shall be invested as follows at the time of transfer unless a Merged Plan Participant directs otherwise in accordance with procedures adopted by the Administrator:

APPENDIX C-1

Amounts invested in the following investment fund in the PRSC Plan…	will be invested in the following investment fund in the Plan.
Blackrock Equity Index-Collective	US Equity Broad Index Fund
American Funds Growth Fund of America	Large Cap Growth Equity Fund
Janus Forty	Large Cap Growth Equity Fund
Davis NY Venture	Large Cap Growth Equity Fund
MFS Value	Large Cap Blend Equity Fund
Pioneer Fundamental Value	Large Cap Value Equity Fund
Goldman Sachs Mid Cap Value Instl	Mid Cap Equity Fund
Fidelity Advisor Leveraged Company Stock	Mid Cap Equity Fund
Munder Mid Cap Core Growth	Mid Cap Equity Fund
Invesco Small Cap Value	Small Cap Equity Fund
RS Partners	Small Cap Equity Fund
Baron Small Cap Instl	Mid Cap Equity Fund
Janus Overseas Fund	International Equity Fund
Thornburg International Value Equity	International Equity Fund
Oppenheimer Developing Markets	International Equity Fund
Templeton Global Bond	Bond Fund
PIMCO Real Return Instl	Bond Fund
PIMCO Total Return Instl	Bond Fund
Great-West Loomis Sayles Bond Fund	Bond Fund
Key Guaranteed Portfolio Fund	Stable Principal Fund

APPENDIX C-2

MFS Conservative Allocation (36% equity)	Model Portfolio - Moderately Conservative (target 40% equity)
MFS Moderate Allocation (55% equity)	Model Portfolio - Moderately Aggressive (target 60% equity)
MFS Growth Allocation (73% equity)	Model Portfolio - Aggressive (target 80% equity)

amounts invested in the following investment fund in the Legacy Plan...	will be invested in the following investment fund in the plan
ING U.S. Stock Index Portfolio Inst	US Equity Broad Index Fund
American Funds Growth Fnd R3	Large Cap Growth Equity Fund
BlackRock Equity Dividend Fund R	Large Cap Value Equity Fund
ING Russell Mid Cap Index Port I	Mid Cap Equity Fund
Lord Abbett Small Cap Value Fund P	Small Cap Equity Fund
ING Russell Sm Cp Index Port I	Small Cap Equity Fund
American Funds EuroPacific R3	International Equity Fund
ING International Index Port I	International Equity Broad Index Fund
ING PIMCO Total Return Portfolio I	Bond Fund
ING Money Market Portfolio I	Stable Principal Fund
ING Fixed Account	Stable Principal Fund
ING Solution Income Portfolio Srv (target 35% equity)	Model Portfolio - Moderately Conservative (target 40% equity)

APPENDIX C-3

ING Solution 2015 Portfolio Srv (target 42% equity)	Model Portfolio - Moderately Conservative (target 40% equity)
ING Solution 2025 Portfolio Srv (target 66% equity)	Model Portfolio - Moderately Aggressive (target 60% equity)
ING Solution 2035 Portfolio Srv (target 83% equity)	Model Portfolio - Aggressive (target 80% equity)
ING Solution 2045 Portfolio Srv (target 95% equity)	Model Portfolio - Aggressive (target 80% equity)
ING Solution 2055 Portfolio Srv (target 95% equity)	Model Portfolio - Aggressive (target 80% equity)

Pursuant to Section 6.4(a) of the Plan, a Merged Plan Participant may direct the investment of the amounts transferred immediately following such transfer. If a Merged Plan Participant fails to change the investment of the amounts transferred following the transfer, he or she shall be deemed to have directed the Administrator to invest the transferred amounts in the investment funds as described above.
C-6.    Vesting. A Merged Plan Participant’s Years of Vesting Service shall include his years of vesting service under the Merged Plan as of the Merger Date. In no event will a Participant receive multiple credit for the same period of service for purposes of determining Years of Vesting Service.
C-7.    Loans. Any loan that was being administered under the Merged Plan and that is transferred to the Plan pursuant to this Appendix C shall be treated as a loan by the Plan on and after January 1, 2014, but shall be subject to all terms and conditions of the Merged Plan Participant’s promissory note (subject to minor adjustments in repayment amounts and dates, if any, resulting from changes in payroll frequency and recordkeeping systems). The amount available for a loan under Section 8.11 of the Plan shall include the amounts transferred from the Merged Plan. Any such loan shall be subject to such rules and procedures as the Administrator may establish.
C-8.    Election. Each Merged Plan Participant’s deferral election in effect on a date before January 1, 2014, as determined by the Administrator, shall be transferred to the Plan, and each Merged Plan Participant shall be deemed to have elected to have a portion of his Compensation contributed to the Plan as a pre-tax 401(k) Contribution, a Roth 401(k) Contribution and/or a After-tax Contribution at the percentage of such elections under the Merged Plan, if any, as in effect on a date before January 1, 2014, as determined by the Administrator; provided, however, a Merged Plan Participant is permitted to revise such election in accordance with procedures determined by the Administrator. On and after January 1, 2014, Merged Participants may revise such elections in accordance with Section 4.1(c).

APPENDIX C-4

C-9.    Beneficiary Designation. All beneficiary designations under the Merged Plans shall remain in effect as of the Merger Date.
C-10.    Use of Terms. All of the terms and provisions of the Plan shall apply to this Appendix C, except that where the terms of the Plan and this Appendix C conflict, the terms of this Appendix C shall govern.

APPENDIX C-5

SUPPLEMENT A
EMD Teamsters Employees
A-1.    Purpose. This Supplement A provides the Plan terms that apply solely to EMD Teamsters Employees. The terms of this Supplement A do not apply to any other individual.
A-2.    EMD Teamsters Employee. means any Employee of the Sponsor who is a member of the Teamsters Local Union 705 (chartered as Truck Drivers, Oil Drivers, Filling Stations and Platform Workers Local Union No. 705). The specific Plan terms applicable solely to EMD Teamsters Employees are provided in this Supplement A.
A-3.    Eligibility and Participation. Each EMD Teamsters Employee shall be eligible for 401(k) Contributions and After-tax Contributions after completing ninety (90) days of Seniority. Each EMD Teamster Employee shall be eligible for Matching Contributions and Non-elective Contributions after completing six (6) months of Seniority.
A-4.    Compensation. Compensation means the total wages paid to a Participant by the Employer as reported as federal taxable wages on the Participant's W-2 Income Statement during each Plan Year (or portion thereof) during which such person is a Participant in the Plan. Compensation includes deferred compensation that is not includable in gross taxable income due to benefits under a cafeteria plan, transportation fringe benefits, salary deferrals under plans under Section 401(k), 403(b) or 457(b) of the Code or under simplified employee plans.
For purposes of 401(k) Contributions and After-tax Contributions, Compensation means base pay plus any cost of living allowance received by a Participant from the Employer with respect to hourly-rate employment during a calendar week; any performance bonus payment (as defined in the Collective Bargaining Agreement) made to a Participant during the Plan Year; any pay received for overtime hours, shift differentials, seven-day premiums, and suggestion awards and also includes deferred compensation which is not includable in gross taxable income due to benefits under a cafeteria plan, transportation fringe benefits, salary deferrals under plans under Section 401(k), 403(b) or 457(b) of the Code or under simplified employee plans.
Compensation is based on pay periods throughout the Plan Year although Compensation for a Participant's initial year of participation shall be determined from the Participant's entry date into the Plan.
Notwithstanding any other provision of this Plan, the Compensation of any Participant taken into account under the Plan for any year may not exceed the dollar limit under Section 401(a)(17) of the Code. This dollar limitation shall be adjusted automatically at the same time and in the same manner as any cost of living adjustment made by the Secretary of the Treasury under Section 415(d) of the Code (as modified by Section 401(a)(17) of the Code). The Section 401(a)(17) of the Code dollar limit is $260,000.00 for 2014, as adjusted for cost-of-living increases in accordance with Section 401(a)(17)(B) of the Code. The cost-of-living adjustment in effect for a calendar year applies to Compensation for the Plan Year that begins with or within such calendar year.

SUPPLEMENT A-1

Notwithstanding the foregoing provisions of this Section, for purposes of the Non-elective Contributions, Compensation shall mean an Employee's regular straight time compensation as determined in accordance with the Employer's payroll practices paid on or after the date the Employee satisfies the eligibility requirements above.
A-5.    401(k) Contributions. Subject to the applicable limitations in Article V and elsewhere in the Plan, each Active Participant may elect to have a portion of his Compensation, not to exceed sixty percent (60%) contributed to the Plan as 401(k) Contributions. 401(k) Contributions shall be stated as a whole percentage of the Participant’s Compensation and the percentage elected shall be withheld from each payment of Compensation to the Participant. Notwithstanding the foregoing, the Administrator may require Participants to make separate elections for different categories of Compensation. By way of example but not limitation, the Administrator may require one election for base pay and another election for bonus pay. Each Active Participant may elect to designate his 401(k) Contributions as pre-tax 401(k) Contributions and/or Roth 401(k) Contributions under Section 402A of the Code.
A-6.    After-tax Contributions. Subject to the applicable limitations in Article V and elsewhere in the Plan, each Active Participant may elect to have a portion of his Compensation, not to exceed sixty percent (60%) contributed to the Plan as After-tax Contributions, which shall be contributed to the Plan on an after-tax basis. After-tax Contributions shall be stated as a whole percentage of the Participant’s Compensation and the percentage elected shall be withheld from each payment of Compensation to the Participant. Notwithstanding the foregoing, the Administrator may require Participants to make separate elections for different categories of Compensation. By way of example but not limitation, the Administrator may require one election for base pay and another election for bonus pay.
A-7.    Total Employee Contributions. In no event shall the total of the Participant’s 401(k) Contributions and After-tax Contributions exceed sixty percent (60%) of the Participant’s Compensation.
A-8.    Matching Contributions. The Employer shall contribute on behalf of each Participant, Matching Contributions for each payroll period in an amount equal to fifty percent (50%) of the portion of such Participant's 401(k) Contributions and After-tax Contributions for that payroll period which does not exceed six percent (6%) of such Participant's Compensation for the payroll period. Such Matching Contributions shall not be applied to Catch-Up Contributions. Each Participant's Matching Contributions shall be allocated to the Participant's Matching Contributions Account.
A-9.    Non-elective Contributions. The Employers shall contribute on behalf of each Participant, Non-elective Contributions for each Plan Year equal to four and a half percent (4.5%) of such Participant’s Compensation. Participants shall only receive Non-elective Contributions if they earn a 1,000 Hours of Service during the Plan Year for which the Non-elective Contributions are made and are employed by the Sponsor or an Affiliate on the last day of the Plan Year for which the Non-elective Contributions are made. For purposes of determining a Participant's Non-elective Contributions, only Compensation earned during the Plan Year while employed as a Participant who is eligible for the Non-elective Contributions under this Section shall be considered.

SUPPLEMENT A-2

A-10.    Vesting Service. Years of Vesting Service shall be calculated under the elapsed time method.
A-11.    Vesting. A Participant shall be fully vested at all times in his 401(k) Contributions Account, Roth 401(k) Contributions Account, After-tax Contributions Account, Rollover Account, Roth Rollover Account, and QNEC Account.
A Participant shall vest in his Matching Contributions Account and Non-elective Contributions Account under the following schedule; provided, however, that a Participant shall become fully vested if he retires after incurring a Disability, dies while actively employed by the Employer or terminates employment after attaining age 65:

Full Years of Vesting Service	Nonforfeitable Percentage
0, but less than 3 3 or more	0 percent 100 percent
A-12.    Restoration of Forfeitures. A former Participant who forfeited the non-vested portion of his Non-elective Contributions Account and/or Matching Contributions Account in accordance with the provisions of Article VII and this Supplement A before the date he incurs 60 consecutive months of a Break in Service or 60 consecutive months of a Period of Severance and who is reemployed by an Employer or Affiliate, shall have such forfeited amounts restored to his Non-Elective Contributions Account and/or Matching Contributions Account if:
(a)    he resumes employment covered under the Plan before the date he incurs 60 consecutive months of a Break in Service or 60 consecutive months of a Period of Severance; and
(b)    he repays to the Plan the full amount of any Non-elective Contributions and/or Matching Contributions previously received before the end of the 60 month period beginning on the date he is reemployed.
The forfeited balance of a Participant's Account that is restored to a Participant's Account hereunder shall not be adjusted for earnings and losses that occurred during the period beginning on the date the non-vested portion of the Participant's Account was forfeited and ending on the earliest date such amounts could have been forfeited under the terms of Section 411(a)(7) of the Code. Funds needed in any Plan Year to restore the Account of a Participant with the amounts of prior forfeitures in accordance with the preceding sentence shall come first from existing Plan forfeitures or additional Employer Contributions.
A former Participant who forfeited the non-vested portion of his Account on or after the date he incurs 60 consecutive months of a Break in Service or 60 consecutive months of a Period of Severance and who is reemployed by an Employer shall not have such forfeited amounts restored to his Account.
A-13.    In-Service Withdrawals. No Participant shall be eligible for a Military Withdrawal under Section 8.10(b).

SUPPLEMENT A-3

A-14.    Forms of Payment. The form of payment of a Participant’s benefit, whether to the Participant or a Beneficiary, shall be either in a lump sum distribution equal to the Participant’s total vested Account Balance valued as of the Accounting Date coincident with or immediately prior to such distribution or in annual, quarterly or monthly installments.
A-15.    Small Account Balances. If, at the time of a Participant's Termination of Employment, his Account Balance does not exceed $1,000, it shall be distributed to such Participant as soon as administratively feasible, in accordance with rules and procedures established by the Administrator. The balance in a Participant's Rollover Account and/or Roth Rollover Account shall not be included in determining whether his Account Balance exceeds $1,000 (but his Rollover Account and/or Roth Rollover Account shall also be distributed if the remainder of his Account Balance does not exceed $1,000); provided that, if the Participant's Account Balance (including his Rollover Account) exceeds $1,000 and if the Participant does not elect to have such distribution paid directly to an eligible retirement plan specified by the Participant in a direct rollover or to receive the distribution directly, the Administrator will pay the distribution in a direct rollover to an individual retirement plan designated by the Administrator.
A-16.    Disability. Disability means that a Participant has been determined by the Employer to be disabled due to a medically determinable physical or mental impairment that is expected to last for a period of at least 12 continuous months or to result in death, and which renders a Participant incapable of performing his or her duties. Determination of a Participant’s disability under an Employer’s applicable long-term disability plan shall be conclusive proof that the Participant has incurred a Disability under the Plan. Upon retiring following a Disability, a Participant shall become fully vested in his Account and shall be eligible to receive a distribution of his Account.
A-17.    Use of Terms. All of the terms and provisions of the Plan shall apply to this Supplement A, except that where the terms of the Plan and this Supplement A conflict, the terms of this Supplement A shall govern.
* * * * *

SUPPLEMENT A-4

SUPPLEMENT B
EMD UAW Employees
B-1.    Purpose. This Supplement B provides the Plan terms that apply solely to EMD UAW Employees. The terms of this Supplement B do not apply to any other individual.
B-2.    EMD UAW Employee means any Employee of the Sponsor who is a member of the International Union, United Automobile, Aerospace and Agricultural Implement Workers of America, and its Local 719. The specific Plan terms applicable solely to EMD UAW Employees are provided in this Supplement B.
B-3.    Eligibility and Participation. Each EMD UAW Employee shall be eligible for 401(k) Contributions and After-tax Contributions after completing ninety (90) days of Seniority. Each EMD UAW Employee shall be eligible for Matching Contributions and Non-elective Contributions after completing six (6) months of Seniority.
B-4.    Compensation. Compensation means the total wages paid to a Participant by the Employer as reported as federal taxable wages on the Participant's W-2 Income Statement during each Plan Year (or portion thereof) during which such person is a Participant in the Plan. Compensation includes deferred compensation that is not includable in gross taxable income due to benefits under a cafeteria plan, transportation fringe benefits, salary deferrals under plans under Section 401(k), 403(b) or 457(b) of the Code or under simplified employee plans.
For purposes of 401(k) Contributions and After-tax Contributions, Compensation means base pay plus any cost of living allowance received by a Participant from the Employer with respect to hourly-rate employment during a calendar week; any performance bonus payment (as defined in the Collective Bargaining Agreement) made to a Participant during the Plan Year; any pay received for overtime hours, shift differentials, seven-day premiums, and suggestion awards and also includes deferred compensation which is not includable in gross taxable income due to benefits under a cafeteria plan, transportation fringe benefits, salary deferrals under plans under Section 401(k), 403(b) or 457(b) of the Code or under simplified employee plans.
Compensation is based on pay periods throughout the Plan Year although Compensation for a Participant's initial year of participation shall be determined from the Participant's entry date into the Plan.
Notwithstanding any other provision of this Plan, the Compensation of any Participant taken into account under the Plan for any year may not exceed the dollar limit under Section 401(a)(17) of the Code. This dollar limitation shall be adjusted automatically at the same time and in the same manner as any cost of living adjustment made by the Secretary of the Treasury under Section 415(d) of the Code (as modified by Section 401(a)(17) of the Code). The Section 401(a)(17) of the Code dollar limit is $260,000.00 for 2014, as adjusted for cost-of-living increases in accordance with Section 401(a)(17)(B) of the Code. The cost-of-living adjustment in effect for a calendar year applies to Compensation for the Plan Year that begins with or within such calendar year.

SUPPLEMENT B-1

Notwithstanding the foregoing provisions of this Section, for purposes of the Non-elective Contributions, Compensation shall mean an Employee's regular straight time compensation as determined in accordance with the Employer's payroll practices paid on or after the date the Employee satisfies the eligibility requirements above.
B-5.    401(k) Contributions. Subject to the applicable limitations in Article V and elsewhere in the Plan, each Active Participant may elect to have a portion of his Compensation, not to exceed sixty percent (60%) contributed to the Plan as 401(k) Contributions. 401(k) Contributions shall be stated as a whole percentage of the Participant’s Compensation and the percentage elected shall be withheld from each payment of Compensation to the Participant. Notwithstanding the foregoing, the Administrator may require Participants to make separate elections for different categories of Compensation. By way of example but not limitation, the Administrator may require one election for base pay and another election for bonus pay. Each Active Participant may elect to designate his 401(k) Contributions as pre-tax 401(k) Contributions and/or Roth 401(k) Contributions under Section 402A of the Code.
B-6.    After-tax Contributions. Subject to the applicable limitations in Article V and elsewhere in the Plan, each Active Participant may elect to have a portion of his Compensation, not to exceed sixty percent (60%) contributed to the Plan as After-tax Contributions, which shall be contributed to the Plan on an after-tax basis. After-tax Contributions shall be stated as a whole percentage of the Participant’s Compensation and the percentage elected shall be withheld from each payment of Compensation to the Participant. Notwithstanding the foregoing, the Administrator may require Participants to make separate elections for different categories of Compensation. By way of example but not limitation, the Administrator may require one election for base pay and another election for bonus pay.
B-7.    Total Employee Contributions. In no event shall the total of the Participant’s 401(k) Contributions and After-tax Contributions exceed sixty percent (60%) of the Participant’s Compensation.
B-8.    Matching Contributions. The Employer shall contribute on behalf of each Participant, Matching Contributions for each payroll period in an amount equal to fifty percent (50%) of the portion of such Participant's 401(k) Contributions and After-tax Contributions for that payroll period which does not exceed six percent (6%) of such Participant's Compensation for the payroll period. Such Matching Contributions shall not be applied to Catch-Up Contributions. Each Participant's Matching Contributions shall be allocated to the Participant's Matching Contributions Account.
B-9.    Non-elective Contributions. The Employers shall contribute on behalf of each Participant, Non-elective Contributions for each Plan Year equal to four and a half percent (4.5%) of such Participant’s Compensation. Participants shall only receive Non-elective Contributions if they earn a 1,000 Hours of Service during the Plan Year for which the Non-elective Contributions are made and are employed by the Sponsor or an Affiliate on the last day of the Plan Year for which the Non-elective Contributions are made. For purposes of determining a Participant's Non-elective Contributions, only Compensation earned during the Plan Year while employed as a Participant who is eligible for the Non-elective Contributions under this Section shall be considered.

SUPPLEMENT B-2

B-10.    Vesting Service. Years of Vesting Service shall be calculated under the elapsed time method.
B-11.    Vesting. A Participant shall be fully vested at all times in his 401(k) Contributions Account, Roth 401(k) Contributions Account, After-tax Contributions Account, Rollover Account, Roth Rollover Account, and QNEC Account.
A Participant shall vest in his Matching Contributions Account and Non-elective Contributions Account under the following schedule; provided, however, that a Participant shall become fully vested if he retires after incurring a Disability, dies while actively employed by the Employer or terminates employment after attaining age 65:

Full Years of Vesting Service	Nonforfeitable Percentage
0, but less than 3 3 or more	0 percent 100 percent
B-12.    Restoration of Forfeitures. A former Participant who forfeited the non-vested portion of his Non-elective Contributions Account and/or Matching Contributions Account in accordance with the provisions of Article VII and this Supplement B before the date he incurs 60 consecutive months of a Break in Service or 60 consecutive months of a Period of Severance and who is reemployed by an Employer or Affiliate, shall have such forfeited amounts restored to his Non-Elective Contributions Account and/or Matching Contributions Account if:
(a)    he resumes employment covered under the Plan before the date he incurs 60 consecutive months of a Break in Service or 60 consecutive months of a Period of Severance; and
(b)    he repays to the Plan the full amount of any Non-elective Contributions and/or Matching Contributions previously received before the end of the 60 month period beginning on the date he is reemployed.
The forfeited balance of a Participant's Account that is restored to a Participant's Account hereunder shall not be adjusted for earnings and losses that occurred during the period beginning on the date the non-vested portion of the Participant's Account was forfeited and ending on the earliest date such amounts could have been forfeited under the terms of Section 411(a)(7) of the Code. Funds needed in any Plan Year to restore the Account of a Participant with the amounts of prior forfeitures in accordance with the preceding sentence shall come first from existing Plan forfeitures or additional Employer Contributions.
A former Participant who forfeited the non-vested portion of his Account on or after the date he incurs 60 consecutive months of a Break in Service or 60 consecutive months of a Period of Severance and who is reemployed by an Employer shall not have such forfeited amounts restored to his Account.
B-13.    In-Service Withdrawals. No Participant shall be eligible for a Military Withdrawal under Section 8.10(b).

SUPPLEMENT B-3

B-14.    Forms of Payment. The form of payment of a Participant’s benefit, whether to the Participant or a Beneficiary, shall be either in a lump sum distribution equal to the Participant’s total vested Account Balance valued as of the Accounting Date coincident with or immediately prior to such distribution or in in annual, quarterly or monthly installments.
B-15.    Small Account Balances. If, at the time of a Participant's Termination of Employment, his Account Balance does not exceed $1,000, it shall be distributed to such Participant as soon as administratively feasible, in accordance with rules and procedures established by the Administrator. The balance in a Participant's Rollover Account and/or Roth Rollover Account shall not be included in determining whether his Account Balance exceeds $1,000 (but his Rollover Account and/or Roth Rollover Account shall also be distributed if the remainder of his Account Balance does not exceed $1,000); provided that, if the Participant's Account Balance (including his Rollover Account) exceeds $1,000 and if the Participant does not elect to have such distribution paid directly to an eligible retirement plan specified by the Participant in a direct rollover or to receive the distribution directly, the Administrator will pay the distribution in a direct rollover to an individual retirement plan designated by the Administrator.
B-16.    Disability. Disability means that a Participant has been determined by the Employer to be disabled due to a medically determinable physical or mental impairment that is expected to last for a period of at least 12 continuous months or to result in death, and which renders a Participant incapable of performing his or her duties. Determination of a Participant’s disability under an Employer’s applicable long-term disability plan shall be conclusive proof that the Participant has incurred a Disability under the Plan. Upon retiring following a Disability, a Participant shall become fully vested in his Account and shall be eligible to receive a distribution of his Account.
B-17.    Use of Terms. All of the terms and provisions of the Plan shall apply to this Supplement B, except that where the terms of the Plan and this Supplement B conflict, the terms of this Supplement B shall govern.
* * * * *

SUPPLEMENT B-4

SUPPLEMENT C
Progress Vanguard IBEW Employees
C-1.    Purpose. This Supplement C provides the Plan terms that apply solely to Progress Vanguard Employees. The terms of this Supplement C do not apply to any other individual.
C-2.    Progress Vanguard IBEW Employee means an Employee of Progress Vanguard Corporation who is covered by a Collective Bargaining Agreement between Progress Vanguard Corporation and the International Brotherhood of Electrical Engineers. The specific Plan terms applicable solely to Progress Vanguard IBEW Employees are provided in this Supplement C.
C-3.    Eligibility and Participation. Each Progress Vanguard IBEW Employee shall be eligible to participate in the Plan on the first day of the month coincident with or next following the date he attains age 18 and completes a Year of Vesting Service.
C-4.    Compensation. Compensation means all amounts paid or made available by an Employer or Affiliate to a Participant in a Plan Year while an Active Participant that are required to be reported on Form W-2 (or such other form as may be prescribed pursuant to Sections 6041(d) and 6051(a)(3) of the Code); provided, however, that such amounts will not be included in Compensation unless they are paid within two and one-half (2½) months from the date of the Participant's Termination of Employment and either: (A) would have been paid to the Participant, absent the Termination of Employment, while the Participant continued in employment with the Employer and constitute regular compensation for services during the Participant's regular working hours, compensation for services outside the Participant's regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar compensation; or (B) constitute payments for accrued bona fide sick leave, vacation, or other leave, but only if the Participant would have been able to use the leave if his employment had continued.
Notwithstanding the foregoing, a Participant's Compensation shall include any: elective contributions excluded from income under Section 125 of the Code (relating to cafeteria plans), Section 402(e)(3) of the Code (relating to 401(k) plans), including 401(k) Contributions under the Plan, Section 402(h) of the Code (relating to simplified employee pension plans), or Section 132(f)(4) of the Code (relating to elective transportation fringe benefits). Further, a Participant's Compensation for any Plan Year shall not exceed $260,000 in 2014, as adjusted pursuant to Section 401(a)(17) of the Code.
C-5.    401(k) Contributions. Subject to the applicable limitations in Article V and elsewhere in the Plan, each Active Participant may elect to have a portion of his Compensation, not to exceed seventy percent (70%) contributed to the Plan as pre-tax 401(k) Contributions. 401(k) Contributions shall be stated as a whole percentage of the Participant’s Compensation and the percentage elected shall be withheld from each payment of Compensation to the Participant. Notwithstanding the foregoing, the Administrator may require Participants to make separate elections for different categories of Compensation. By way of example but not limitation, the Administrator may require one election for base pay and another election for bonus pay.

SUPPLEMENT C-1

C-6.    Matching Contributions. The Employer shall contribute on behalf of each Participant, Matching Contributions for each payroll period in an amount equal to sixty-five percent (65%) of the portion of such Participant's 401(k) Contributions for that payroll period which does not exceed six percent (6%) of such Participant's Compensation for the payroll period. Such Matching Contributions shall not be applied to Catch-Up Contributions. Each Participant's Matching Contributions shall be allocated to the Participant's Matching Contributions Account.
C-7.    Non-elective Contributions. The Employers may contribute on behalf of each Participant, Non-elective Contributions for each Plan Year equal to an amount as determined by the Sponsor. Participants shall only receive Non-elective Contributions, if any, if they earn a 1,000 Hours of Service during the Plan Year for which the Non-elective Contributions are made and are employed by the Sponsor or an Affiliate on the last day of the Plan Year for which the Non-elective Contributions are made; provided, however, that 1,000 Hours of Service and employment on the last date of the Plan Year are not required if the Participant has a Termination of Employment on account of death, Disability or after attaining age 65. For purposes of determining a Participant's Non-elective Contributions, only Compensation earned during the Plan Year while employed as a Participant who is eligible for the Non-elective Contributions under this Section shall be considered.
C-8.    Vesting Service. Years of Vesting Service shall be calculated under the elapsed time method.
C-9.    Vesting. A Participant shall be fully vested at all times in his 401(k) Contributions Account, Safe-Harbor Matching Contributions Account, Rollover Account, QNEC Account, and After-tax Contributions Account.
A Participant shall vest in his Matching Contributions Account and Non-elective Contributions Account under the following schedule; provided, however, that a Participant shall become fully vested if he incurs a Disability, dies while actively employed by the Employer, or terminates employment after attaining age 65:

Full Years of Vesting Service	Nonforfeitable Percentage
0, but less than 1 1, but less than 2 2, but less than 3 3, but less than 4 4, but less than 5	0 percent 20 percent 40 percent 60 percent 80 percent
5 or more	100 percent
C-10.    Restoration of Forfeitures. The following rules apply for purposes of restoring a Participant’s forfeited Account:
(a)    Non-elective Contributions Account. A former Participant who forfeited the non-vested portion of his Non-elective Contributions Account in accordance with the provisions of Article VII and this Supplement C before the date he incurs 60 consecutive months of a Break in Service or 60 consecutive months of a Period of Severance and who is reemployed by an Employer or Affiliate before experiencing 60 consecutive months of a Break in Service or 60 consecutive

SUPPLEMENT C-2

months of a Period of Severance shall have such forfeited amounts restored to his Non-elective Contributions Account.
(b)    Matching Contributions Account. A former Participant who forfeited the non-vested portion of his Matching Contributions Account in accordance with the provisions of this Article before the date he incurs 60 consecutive months of a Break in Service or 60 consecutive months of a Period of Severance and who is reemployed by an Employer or Affiliate, shall have such forfeited amounts restored to his Matching Contributions Account if:

(i)	he resumes employment covered under the Plan before the date he incurs 60 consecutive months of a Break in Service or 60 consecutive months of a Period of Severance; and

(ii)	he repays to the Plan the full amount of any distribution previously received before the end of the 60 month period beginning on the date he is reemployed.
(c)    Restoration. The forfeited balance of a Participant's Account that is restored to a Participant's Account hereunder shall not be adjusted for earnings and losses that occurred during the period beginning on the date the non-vested portion of the Participant's Account was forfeited and ending on the earliest date such amounts could have been forfeited under the terms of Section 411(a)(7) of the Code. Funds needed in any Plan Year to restore the Account of a Participant with the amounts of prior forfeitures in accordance with the preceding sentence shall come first from existing Plan forfeitures or additional Employer Contributions.
(d)    Break in Service or Period of Severance. A former Participant who forfeited the non-vested portion of his Account on or after the date he incurs 60 consecutive months of a Break in Service or 60 consecutive months of a Period of Severance and who is reemployed by an Employer shall not have such forfeited amounts restored to his Account.
C-11.    In-Service Withdrawals. No Participant shall be eligible for a Military Withdrawal under Section 8.10(b). Hardship withdrawals under Section 8.10(c) shall also be available for the expenses of a Beneficiary.
C-12.    Forms of Payment. The form of payment of a Participant’s benefit, whether to the Participant or a Beneficiary, shall be either in a lump sum distribution equal to the Participant’s total vested Account Balance valued as of the Accounting Date coincident with or immediately prior to such distribution or in annual, quarterly or monthly installments.
C-13.    Small Account Balances. If, at the time of a Participant's Termination of Employment, his Account Balance does not exceed $1,000, the entire amount of the Account Balance shall be distributed to such Participant as soon as administratively feasible, in accordance with rules and procedures established by the Administrator.
C-14.    Disability. Disability means a physical or mental condition of a Participant resulting from bodily injury, disease, or mental disorder which renders such Participant incapable of continuing usual or customary employment with the Employer. The Disability of a Participant shall

SUPPLEMENT C-3

be determined by a licensed physician chosen by the Administrator and shall be applied uniformly to all Participants. Upon a Disability, a Participant shall become fully vested in his Account and shall be eligible to receive a distribution of his Account Balance.
C-15.    Use of Terms. All of the terms and provisions of the Plan shall apply to this Supplement C, except that where the terms of the Plan and this Supplement C conflict, the terms of this Supplement C shall govern.
* * * * *

SUPPLEMENT C-4

SUPPLEMENT D
Progress Vanguard IAMAW Employees
D-1.    Purpose. This Supplement D provides the Plan terms that apply solely to Progress Vanguard Employees. The terms of this Supplement D do not apply to any other individual.
D-2.    Progress Vanguard IAMAW Employee means an Employee of Progress Vanguard Corporation who is covered by a Collective Bargaining Agreement between Progress Vanguard Corporation and the International Association of Machinists and Aerospace Workers. The specific Plan terms applicable solely to Progress Vanguard IAMAW Employees are provided in this Supplement D.
D-3.    Eligibility and Participation. Each Progress Vanguard IAMAW Employee shall be eligible to participate in the Plan on the first day of the month coincident with or next following the date he attains age 18 and completes a Year of Vesting Service.
D-4.    Compensation. Compensation means all amounts paid or made available by an Employer or Affiliate to a Participant in a Plan Year while an Active Participant that are required to be reported on Form W-2 (or such other form as may be prescribed pursuant to Sections 6041(d) and 6051(a)(3) of the Code); provided, however, that such amounts will not be included in Compensation unless they are paid within two and one-half (2½) months from the date of the Participant's Termination of Employment and either: (A) would have been paid to the Participant, absent the Termination of Employment, while the Participant continued in employment with the Employer and constitute regular compensation for services during the Participant's regular working hours, compensation for services outside the Participant's regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar compensation; or (B) constitute payments for accrued bona fide sick leave, vacation, or other leave, but only if the Participant would have been able to use the leave if his employment had continued.
Notwithstanding the foregoing, a Participant's Compensation shall include any: elective contributions excluded from income under Section 125 of the Code (relating to cafeteria plans), Section 402(e)(3) of the Code (relating to 401(k) plans), including 401(k) Contributions under the Plan, Section 402(h) of the Code (relating to simplified employee pension plans), or Section 132(f)(4) of the Code (relating to elective transportation fringe benefits). Further, a Participant's Compensation for any Plan Year shall not exceed $260,000 in 2014, as adjusted pursuant to Section 401(a)(17) of the Code.
D-5.    401(k) Contributions. Subject to the applicable limitations in Article V and elsewhere in the Plan, each Active Participant may elect to have a portion of his Compensation, not to exceed seventy percent (70%) contributed to the Plan as pre-tax 401(k) Contributions. 401(k) Contributions shall be stated as a whole percentage of the Participant’s Compensation and the percentage elected shall be withheld from each payment of Compensation to the Participant. Notwithstanding the foregoing, the Administrator may require Participants to make separate elections for different categories of Compensation. By way of example but not limitation, the Administrator may require one election for base pay and another election for bonus pay.

SUPPLEMENT D-1

D-6.    Matching Contributions. The Employer shall contribute on behalf of each Participant, Matching Contributions for each payroll period in an amount equal to sixty-five percent (65%) of the portion of such Participant's 401(k) Contributions for that payroll period which does not exceed six percent (6%) of such Participant's Compensation for the payroll period. Such Matching Contributions shall not be applied to Catch-Up Contributions. Each Participant's Matching Contributions shall be allocated to the Participant's Matching Contributions Account.
D-7.    Non-elective Contributions. The Employers may contribute on behalf of each Participant, Non-elective Contributions for each Plan Year equal to an amount as determined by the Sponsor. Participants shall only receive Non-elective Contributions, if any, if they earn a 1,000 Hours of Service during the Plan Year for which the Non-elective Contributions are made and are employed by the Sponsor or an Affiliate on the last day of the Plan Year for which the Non-elective Contributions are made; provided, however, that 1,000 Hours of Service and employment on the last date of the Plan Year are not required if the Participant has a Termination of Employment on account of death, Disability or after attaining age 65. For purposes of determining a Participant's Non-elective Contributions, only Compensation earned during the Plan Year while employed as a Participant who is eligible for the Non-elective Contributions under this Section shall be considered.
D-8.    Vesting Service. Years of Vesting Service shall be calculated under the elapsed time method.
D-9.    Vesting. A Participant shall be fully vested at all times in his 401(k) Contributions Account, Safe-Harbor Matching Contributions Account, Rollover Account, QNEC Account, and After-tax Contributions Account.
A Participant shall vest in his Matching Contributions Account and Non-elective Contributions Account under the following schedule; provided, however, that a Participant shall become fully vested if he incurs a Disability, dies while actively employed by the Employer, or terminates employment after attaining age 65:

Full Years of Vesting Service	Nonforfeitable Percentage
0, but less than 1 1, but less than 2 2, but less than 3 3, but less than 4 4, but less than 5	0 percent 20 percent 40 percent 60 percent 80 percent
5 or more	100 percent
D-10.    Restoration of Forfeitures. The following rules apply for purposes of restoring a Participant's forfeited Account:
(a)    Non-elective Contributions Account. A former Participant who forfeited the non-vested portion of his Non-elective Contributions Account in accordance with the provisions of Article VII and this Supplement D before the date he incurs 60 consecutive months of a Break in Service or 60 consecutive months of a Period of Severance and who is reemployed by an Employer or Affiliate before experiencing 60 consecutive months of a Break in Service or 60 consecutive

SUPPLEMENT D-2

months of a Period of Severance shall have such forfeited amounts restored to his Non-elective Contributions Account.
(b)    Matching Contributions Account. A former Participant who forfeited the non-vested portion of his Matching Contributions Account in accordance with the provisions of this Article before the date he incurs 60 consecutive months of a Break in Service or 60 consecutive months of a Period of Severance and who is reemployed by an Employer or Affiliate, shall have such forfeited amounts restored to his Matching Contributions Account if:

(i)	he resumes employment covered under the Plan before the date he incurs 60 consecutive months of a Break in Service or 60 consecutive months of a Period of Severance; and

(ii)	he repays to the Plan the full amount of any distribution previously received before the end of the 60 month period beginning on the date he is reemployed.
(c)    Restoration. The forfeited balance of a Participant's Account that is restored to a Participant's Account hereunder shall not be adjusted for earnings and losses that occurred during the period beginning on the date the non-vested portion of the Participant's Account was forfeited and ending on the earliest date such amounts could have been forfeited under the terms of Section 411(a)(7) of the Code. Funds needed in any Plan Year to restore the Account of a Participant with the amounts of prior forfeitures in accordance with the preceding sentence shall come first from existing Plan forfeitures or additional Employer Contributions.
(d)    Break in Service or Period of Severance. A former Participant who forfeited the non-vested portion of his Account on or after the date he incurs 60 consecutive months of a Break in Service or 60 consecutive months of a Period of Severance and who is reemployed by an Employer shall not have such forfeited amounts restored to his Account.
D-11.    In-Service Withdrawals. No Participant shall be eligible for a Military Withdrawal under Section 8.10(b). Hardship withdrawals under Section 8.10(c) shall also be available for the expenses of a Beneficiary.
D-12.    Forms of Payment. The form of payment of a Participant’s benefit, whether to the Participant or a Beneficiary, shall be either in a lump sum distribution equal to the Participant’s total vested Account Balance valued as of the Accounting Date coincident with or immediately prior to such distribution or in annual, quarterly or monthly installments.
D-13.    Small Account Balances. If, at the time of a Participant's Termination of Employment, his Account Balance does not exceed $1,000, the entire amount of the Account Balance shall be distributed to such Participant as soon as administratively feasible, in accordance with rules and procedures established by the Administrator.
D-14.    Disability. Disability means a physical or mental condition of a Participant resulting from bodily injury, disease, or mental disorder which renders such Participant incapable of continuing usual or customary employment with the Employer. The Disability of a Participant shall

SUPPLEMENT D-3

be determined by a licensed physician chosen by the Administrator and shall be applied uniformly to all Participants. Upon a Disability, a Participant shall become fully vested in his Account and shall be eligible to receive a distribution of his Account Balance.
D-15.    Use of Terms. All of the terms and provisions of the Plan shall apply to this Supplement D, except that where the terms of the Plan and this Supplement D conflict, the terms of this Supplement D shall govern.
* * * * *

SUPPLEMENT D-4

SUPPLEMENT E
Chemetron Employees
E-1.    Purpose. This Supplement E provides the Plan terms that apply solely to Chemetron Employees. The terms of this Supplement E do not apply to any other individual.
E-2.    Chemetron Employee means an Employee of Chemetron Railway Products, Inc. who is covered by a Collective Bargaining Agreement. The specific Plan terms applicable solely to Chemetron Employees are provided in this Supplement E.
E-3.    Eligibility and Participation. Each Chemetron Employee shall be eligible to participate in the Plan on the first day of the month coincident with or next following the date he both attains age 18 and has completed one-hundred-and-eighty (180) days of employment with an Employer.
E-4.    Compensation. Compensation means all amounts paid or made available by an Employer or Affiliate to a Participant in a Plan Year while an Active Participant that are required to be reported on Form W-2 (or such other form as may be prescribed pursuant to Sections 6041(d) and 6051(a)(3) of the Code); provided, however, that such amounts will not be included in Compensation unless they are paid within two and one-half (2½) months from the date of the Participant's Termination of Employment and either: (A) would have been paid to the Participant, absent the Termination of Employment, while the Participant continued in employment with the Employer and constitute regular compensation for services during the Participant's regular working hours, compensation for services outside the Participant's regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar compensation; or (B) constitute payments for accrued bona fide sick leave, vacation, or other leave, but only if the Participant would have been able to use the leave if his employment had continued.
Notwithstanding the foregoing, a Participant's Compensation shall include any: elective contributions excluded from income under Section 125 of the Code (relating to cafeteria plans), Section 402(e)(3) of the Code (relating to 401(k) plans), including 401(k) Contributions under the Plan, Section 402(h) of the Code (relating to simplified employee pension plans), or Section 132(f)(4) of the Code (relating to elective transportation fringe benefits). Further, a Participant's Compensation for any Plan Year shall not exceed $260,000 in 2014, as adjusted pursuant to Section 401(a)(17) of the Code.
E-5.    401(k) Contributions. Subject to the applicable limitations in Article V and elsewhere in the Plan, each Active Participant may elect to have a portion of his Compensation, not to exceed seventy percent (70%) contributed to the Plan as pre-tax 401(k) Contributions. 401(k) Contributions shall be stated as a whole percentage of the Participant’s Compensation and the percentage elected shall be withheld from each payment of Compensation to the Participant. Notwithstanding the foregoing, the Administrator may require Participants to make separate elections for different categories of Compensation. By way of example but not limitation, the Administrator may require one election for base pay and another election for bonus pay.

SUPPLEMENT E-1

E-6.    Matching Contributions. The Employer shall contribute on behalf of each Participant, Matching Contributions for each payroll period in an amount equal to fifty percent (50%) of the portion of such Participant's 401(k) Contributions for that payroll period which does not exceed three percent (3%) of such Participant's Compensation for the payroll period. Such Matching Contributions shall not be applied to Catch-Up Contributions. Each Participant's Matching Contributions shall be allocated to the Participant's Matching Contributions Account.
E-7.    Non-elective Contributions. The Employers may contribute on behalf of each Participant, Non-elective Contributions for each Plan Year equal to an amount as determined by the Sponsor. Participants shall only receive Non-elective Contributions, if any, if they earn a 1,000 Hours of Service during the Plan Year for which the Non-elective Contributions are made and are employed by the Sponsor or an Affiliate on the last day of the Plan Year for which the Non-elective Contributions are made; provided, however, that 1,000 Hours of Service and employment on the last date of the Plan Year are not required if the Participant has a Termination of Employment on account of death, Disability or after attaining age 65. For purposes of determining a Participant's Non-elective Contributions, only Compensation earned during the Plan Year while employed as a Participant who is eligible for the Non-elective Contributions under this Section shall be considered.
E-8.    Vesting Service. Years of Vesting Service shall be calculated under the elapsed time method.
E-9.    Vesting. A Participant shall be fully vested at all times in his 401(k) Contributions Account, Safe-Harbor Matching Contributions Account, Rollover Account, QNEC Account, and After-tax Contributions Account.
A Participant shall vest in his Matching Contributions Account and Non-elective Contributions Account under the following schedule; provided, however, that a Participant shall become fully vested if he incurs a Disability, dies while actively employed by the Employer, or terminates employment after attaining age 65:

Full Years of Vesting Service	Nonforfeitable Percentage
0, but less than 1 1, but less than 2 2, but less than 3 3, but less than 4 4, but less than 5	0 percent 20 percent 40 percent 60 percent 80 percent
5 or more	100 percent
E-10.    Restoration of Forfeitures. The following rules apply for purposes of restoring a Participant's forfeited Account:
(a)    Non-elective Contributions Account. A former Participant who forfeited the non-vested portion of his Non-elective Contributions Account in accordance with the provisions of Article VII and this Supplement E before the date he incurs 60 consecutive months of a Break in Service or 60 consecutive months of a Period of Severance and who is reemployed by an Employer or Affiliate before experiencing 60 consecutive months of a Break in Service or 60 consecutive

SUPPLEMENT E-2

months of a Period of Severance shall have such forfeited amounts restored to his Non-elective Contributions Account.
(b)    Matching Contributions Account. A former Participant who forfeited the non-vested portion of his Matching Contributions Account in accordance with the provisions of this Article before the date he incurs 60 consecutive months of a Break in Service or 60 consecutive months of a Period of Severance and who is reemployed by an Employer or Affiliate, shall have such forfeited amounts restored to his Matching Contributions Account if:

(i)	he resumes employment covered under the Plan before the date he incurs 60 consecutive months of a Break in Service or 60 consecutive months of a Period of Severance; and

(ii)	he repays to the Plan the full amount of any distribution previously received before the end of the 60 month period beginning on the date he is reemployed.
(c)    Restoration. The forfeited balance of a Participant's Account that is restored to a Participant's Account hereunder shall not be adjusted for earnings and losses that occurred during the period beginning on the date the non-vested portion of the Participant's Account was forfeited and ending on the earliest date such amounts could have been forfeited under the terms of Section 411(a)(7) of the Code. Funds needed in any Plan Year to restore the Account of a Participant with the amounts of prior forfeitures in accordance with the preceding sentence shall come first from existing Plan forfeitures or additional Employer Contributions.
(d)    Break in Service or Period of Severance. A former Participant who forfeited the non-vested portion of his Account on or after the date he incurs 60 consecutive months of a Break in Service or 60 consecutive months of a Period of Severance and who is reemployed by an Employer shall not have such forfeited amounts restored to his Account.
E-11.    In-Service Withdrawals. No Participant shall be eligible for a Military Withdrawal under Section 8.10(b). Hardship withdrawals under Section 8.10(c) shall also be available for the expenses of a Beneficiary.
E-12.    Forms of Payment. The form of payment of a Participant’s benefit, whether to the Participant or a Beneficiary, shall be either in a lump sum distribution equal to the Participant’s total vested Account Balance valued as of the Accounting Date coincident with or immediately prior to such distribution or in annual, quarterly or monthly installments.
E-13.    Small Account Balances. If, at the time of a Participant's Termination of Employment, his Account Balance does not exceed $1,000, the entire amount of the Account Balance shall be distributed to such Participant as soon as administratively feasible, in accordance with rules and procedures established by the Administrator.
E-14.    Disability. Disability means a physical or mental condition of a Participant resulting from bodily injury, disease, or mental disorder which renders such Participant incapable of continuing usual or customary employment with the Employer. The Disability of a Participant shall

SUPPLEMENT E-3

be determined by a licensed physician chosen by the Administrator and shall be applied uniformly to all Participants. Upon a Disability, a Participant shall become fully vested in his Account and shall be eligible to receive a distribution of his Account Balance.
E-15.    Use of Terms. All of the terms and provisions of the Plan shall apply to this Supplement E, except that where the terms of the Plan and this Supplement E conflict, the terms of this Supplement E shall govern.
* * * * *

SUPPLEMENT E-4

SUPPLEMENT F
United Industries Employees
F-1.    Purpose. This Supplement F provides the Plan terms that apply solely to United Industries Employees. The terms of this Supplement F do not apply to any other individual.
F-2.    United Industries Employee means an Employee of United Industries Corporation who is covered by a Collective Bargaining Agreement. The specific Plan terms applicable solely to United Industries Employees are provided in this Supplement F.
F-3.    Eligibility and Participation. Each United Industries Employee shall be eligible to participate in the Plan on the first day of the month coincident with or next following the date he attains age 18 and completes a Year of Vesting Service.
F-4.    Compensation. Compensation means all amounts paid or made available by an Employer or Affiliate to a Participant in a Plan Year while an Active Participant that are required to be reported on Form W-2 (or such other form as may be prescribed pursuant to Sections 6041(d) and 6051(a)(3) of the Code); provided, however, that such amounts will not be included in Compensation unless they are paid within two and one-half (2½) months from the date of the Participant's Termination of Employment and either: (A) would have been paid to the Participant, absent the Termination of Employment, while the Participant continued in employment with the Employer and constitute regular compensation for services during the Participant's regular working hours, compensation for services outside the Participant's regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar compensation; or (B) constitute payments for accrued bona fide sick leave, vacation, or other leave, but only if the Participant would have been able to use the leave if his employment had continued.
Notwithstanding the foregoing, a Participant's Compensation shall include any: elective contributions excluded from income under Section 125 of the Code (relating to cafeteria plans), Section 402(e)(3) of the Code (relating to 401(k) plans), including 401(k) Contributions under the Plan, Section 402(h) of the Code (relating to simplified employee pension plans), or Section 132(f)(4) of the Code (relating to elective transportation fringe benefits). Further, a Participant's Compensation for any Plan Year shall not exceed $260,000 in 2014, as adjusted pursuant to Section 401(a)(17) of the Code.
F-5.    401(k) Contributions. Subject to the applicable limitations in Article V and elsewhere in the Plan, each Active Participant may elect to have a portion of his Compensation, not to exceed seventy percent (70%) contributed to the Plan as pre-tax 401(k) Contributions. 401(k) Contributions shall be stated as a whole percentage of the Participant’s Compensation and the percentage elected shall be withheld from each payment of Compensation to the Participant. Notwithstanding the foregoing, the Administrator may require Participants to make separate elections for different categories of Compensation. By way of example but not limitation, the Administrator may require one election for base pay and another election for bonus pay.
F-6.    Matching Contributions. The Employer shall contribute on behalf of each Participant, Matching Contributions for each payroll period in an amount equal to fifty percent

SUPPLEMENT F-1

(50%) of the portion of such Participant's 401(k) Contributions for that payroll period which does not exceed five percent (5%) of such Participant's Compensation for the payroll period. Such Matching Contributions shall not be applied to Catch-Up Contributions. Each Participant's Matching Contributions shall be allocated to the Participant's Matching Contributions Account.
F-7.    Non-elective Contributions. The Employers may contribute on behalf of each Participant, Non-elective Contributions for each Plan Year equal to an amount as determined by the Sponsor. Participants shall only receive Non-elective Contributions, if any, if they earn a 1,000 Hours of Service during the Plan Year for which the Non-elective Contributions are made and are employed by the Sponsor or an Affiliate on the last day of the Plan Year for which the Non-elective Contributions are made; provided, however, that 1,000 Hours of Service and employment on the last date of the Plan Year are not required if the Participant has a Termination of Employment on account of death, Disability or after attaining age 65. For purposes of determining a Participant's Non-elective Contributions, only Compensation earned during the Plan Year while employed as a Participant who is eligible for the Non-elective Contributions under this Section shall be considered.
F-8.    Vesting Service. Years of Vesting Service shall be calculated under the elapsed time method.
F-9.    Vesting. A Participant shall be fully vested at all times in his 401(k) Contributions Account, Safe-Harbor Matching Contributions Account, Rollover Account, QNEC Account, and After-tax Contributions Account.
A Participant shall vest in his Matching Contributions Account and Non-elective Contributions Account under the following schedule; provided, however, that a Participant shall become fully vested if he incurs a Disability, dies while actively employed by the Employer, or terminates employment after attaining age 65:

Full Years of Vesting Service	Nonforfeitable Percentage
0, but less than 1 1, but less than 2 2, but less than 3 3, but less than 4 4, but less than 5	0 percent 20 percent 40 percent 60 percent 80 percent
5 or more	100 percent
F-10.    Restoration of Forfeitures. The following rules apply for purposes of restoring a Participant's forfeited Account:
(a)    Non-elective Contributions Account. A former Participant who forfeited the non-vested portion of his Non-elective Contributions Account in accordance with the provisions of Article VII and this Supplement F before the date he incurs 60 consecutive months of a Break in Service or 60 consecutive months of a Period of Severance and who is reemployed by an Employer or Affiliate before experiencing 60 consecutive months of a Break in Service or 60 consecutive months of a Period of Severance shall have such forfeited amounts restored to his Non-elective Contributions Account.

SUPPLEMENT F-2

(b)    Matching Contributions Account. A former Participant who forfeited the non-vested portion of his Matching Contributions Account in accordance with the provisions of this Article before the date he incurs 60 consecutive months of a Break in Service or 60 consecutive months of a Period of Severance and who is reemployed by an Employer or Affiliate, shall have such forfeited amounts restored to his Matching Contributions Account if:

(i)	he resumes employment covered under the Plan before the date he incurs 60 consecutive months of a Break in Service or 60 consecutive months of a Period of Severance; and

(ii)	he repays to the Plan the full amount of any distribution previously received before the end of the 60 month period beginning on the date he is reemployed.
(c)    Restoration. The forfeited balance of a Participant's Account that is restored to a Participant's Account hereunder shall not be adjusted for earnings and losses that occurred during the period beginning on the date the non-vested portion of the Participant's Account was forfeited and ending on the earliest date such amounts could have been forfeited under the terms of Section 411(a)(7) of the Code. Funds needed in any Plan Year to restore the Account of a Participant with the amounts of prior forfeitures in accordance with the preceding sentence shall come first from existing Plan forfeitures or additional Employer Contributions.
(d)    Break in Service or Period of Severance. A former Participant who forfeited the non-vested portion of his Account on or after the date he incurs 60 consecutive months of a Break in Service or 60 consecutive months of a Period of Severance and who is reemployed by an Employer shall not have such forfeited amounts restored to his Account.
F-11.    In-Service Withdrawals. No Participant shall be eligible for a Military Withdrawal under Section 8.10(b). Hardship withdrawals under Section 8.10(c) shall also be available for the expenses of a Beneficiary.
F-12.    Forms of Payment. The form of payment of a Participant’s benefit, whether to the Participant or a Beneficiary, shall be either in a lump sum distribution equal to the Participant’s total vested Account Balance valued as of the Accounting Date coincident with or immediately prior to such distribution or in annual, quarterly or monthly installments.
F-13.    Small Account Balances. If, at the time of a Participant's Termination of Employment, his Account Balance does not exceed $1,000, the entire amount of the Account Balance shall be distributed to such Participant as soon as administratively feasible, in accordance with rules and procedures established by the Administrator.
F-14.    Disability. Disability means a physical or mental condition of a Participant resulting from bodily injury, disease, or mental disorder which renders such Participant incapable of continuing usual or customary employment with the Employer. The Disability of a Participant shall be determined by a licensed physician chosen by the Administrator and shall be applied uniformly to all Participants. Upon a Disability, a Participant shall become fully vested in his Account and shall be eligible to receive a distribution of his Account Balance.

SUPPLEMENT F-3

F-15.    Use of Terms. All of the terms and provisions of the Plan shall apply to this Supplement F, except that where the terms of the Plan and this Supplement F conflict, the terms of this Supplement F shall govern.
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SUPPLEMENT F-4

SUPPLEMENT G
Progress Metal Reclamation Employees
G-1.    Purpose. This Supplement G provides the Plan terms that apply solely to Progress Metal Reclamation Employees. The terms of this Supplement G do not apply to any other individual.
G-2.    Progress Metal Reclamation Employee means an Employee of Progress Metal Reclamation who is covered by a Collective Bargaining Agreement. The specific Plan terms applicable solely to Progress Metal Reclamation Employees are provided in this Supplement G.
G-3.    Eligibility and Participation. Each Progress Metal Reclamation Employee shall be eligible to participate in the Plan on the first day of the month coincident with or next following the date he both attains age 18 and completes sixty (60) days of employment with an Employer.
G-4.    Compensation. Compensation means all amounts paid or made available by an Employer or Affiliate to a Participant in a Plan Year while an Active Participant that are required to be reported on Form W-2 (or such other form as may be prescribed pursuant to Sections 6041(d) and 6051(a)(3) of the Code); provided, however, that such amounts will not be included in Compensation unless they are paid within two and one-half (2½) months from the date of the Participant's Termination of Employment and either: (A) would have been paid to the Participant, absent the Termination of Employment, while the Participant continued in employment with the Employer and constitute regular compensation for services during the Participant's regular working hours, compensation for services outside the Participant's regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar compensation; or (B) constitute payments for accrued bona fide sick leave, vacation, or other leave, but only if the Participant would have been able to use the leave if his employment had continued.
Notwithstanding the foregoing, a Participant's Compensation shall include any: elective contributions excluded from income under Section 125 of the Code (relating to cafeteria plans), Section 402(e)(3) of the Code (relating to 401(k) plans), including 401(k) Contributions under the Plan, Section 402(h) of the Code (relating to simplified employee pension plans), or Section 132(f)(4) of the Code (relating to elective transportation fringe benefits). Further, a Participant's Compensation for any Plan Year shall not exceed $260,000 in 2014, as adjusted pursuant to Section 401(a)(17) of the Code.
G-5.    401(k) Contributions. Subject to the applicable limitations in Article V and elsewhere in the Plan, each Active Participant may elect to have a portion of his Compensation, not to exceed sixteen percent (16%) contributed to the Plan as pre-tax 401(k) Contributions. 401(k) Contributions shall be stated as a whole percentage of the Participant’s Compensation and the percentage elected shall be withheld from each payment of Compensation to the Participant. Notwithstanding the foregoing, the Administrator may require Participants to make separate elections for different categories of Compensation. By way of example but not limitation, the Administrator may require one election for base pay and another election for bonus pay.
G-6.    Matching Contributions. The Employer shall contribute on behalf of each Participant, Matching Contributions for each payroll period in an amount equal to seventy percent

SUPPLEMENT G-1

(70%) of the portion of such Participant's 401(k) Contributions for that payroll period which does not exceed five percent (5%) of such Participant's Compensation for the payroll period. Such Matching Contributions shall not be applied to Catch-Up Contributions. Each Participant's Matching Contributions shall be allocated to the Participant's Matching Contributions Account.
G-7.    Non-elective Contributions. The Employers may contribute on behalf of each Participant, Non-elective Contributions for each Plan Year equal to an amount as determined by the Sponsor. Participants shall only receive Non-elective Contributions, if any, if they earn a 1,000 Hours of Service during the Plan Year for which the Non-elective Contributions are made and are employed by the Sponsor or an Affiliate on the last day of the Plan Year for which the Non-elective Contributions are made; provided, however, that 1,000 Hours of Service and employment on the last date of the Plan Year are not required if the Participant has a Termination of Employment on account of death, Disability or after attaining age 65. For purposes of determining a Participant's Non-elective Contributions, only Compensation earned during the Plan Year while employed as a Participant who is eligible for the Non-elective Contributions under this Section shall be considered.
G-8.    Vesting Service. Years of Vesting Service shall be calculated under the elapsed time method.
G-9.    Vesting. A Participant shall be fully vested at all times in his 401(k) Contributions Account, Safe-Harbor Matching Contributions Account, Rollover Account, QNEC Account, and After-tax Contributions Account.
A Participant shall vest in his Matching Contributions Account and Non-elective Contributions Account under the following schedule; provided, however, that a Participant shall become fully vested if he incurs a Disability, dies while actively employed by the Employer, or terminates employment after attaining age 65:

Full Years of Vesting Service	Nonforfeitable Percentage
0, but less than 1 1, but less than 2 2, but less than 3 3, but less than 4 4, but less than 5	0 percent 20 percent 40 percent 60 percent 80 percent
5 or more	100 percent
G-10.    Restoration of Forfeitures. The following rules apply for purposes of restoring a Participant's forfeited Account:
(a)    Non-elective Contributions Account. A former Participant who forfeited the non-vested portion of his Non-elective Contributions Account in accordance with the provisions of Article VII and this Supplement G before the date he incurs 60 consecutive months of a Break in Service or 60 consecutive months of a Period of Severance and who is reemployed by an Employer or Affiliate before experiencing 60 consecutive months of a Break in Service or 60 consecutive months of a Period of Severance shall have such forfeited amounts restored to his Non-elective Contributions Account.

SUPPLEMENT G-2

(b)    Matching Contributions Account. A former Participant who forfeited the non-vested portion of his Matching Contributions Account in accordance with the provisions of this Article before the date he incurs 60 consecutive months of a Break in Service or 60 consecutive months of a Period of Severance and who is reemployed by an Employer or Affiliate, shall have such forfeited amounts restored to his Matching Contributions Account if:

(i)	he resumes employment covered under the Plan before the date he incurs 60 consecutive months of a Break in Service or 60 consecutive months of a Period of Severance; and

(ii)	he repays to the Plan the full amount of any distribution previously received before the end of the 60 month period beginning on the date he is reemployed.
(c)    Restoration. The forfeited balance of a Participant's Account that is restored to a Participant's Account hereunder shall not be adjusted for earnings and losses that occurred during the period beginning on the date the non-vested portion of the Participant's Account was forfeited and ending on the earliest date such amounts could have been forfeited under the terms of Section 411(a)(7) of the Code. Funds needed in any Plan Year to restore the Account of a Participant with the amounts of prior forfeitures in accordance with the preceding sentence shall come first from existing Plan forfeitures or additional Employer Contributions.
(d)    Break in Service or Period of Severance. A former Participant who forfeited the non-vested portion of his Account on or after the date he incurs 60 consecutive months of a Break in Service or 60 consecutive months of a Period of Severance and who is reemployed by an Employer shall not have such forfeited amounts restored to his Account.
G-11.    In-Service Withdrawals. No Participant shall be eligible for a Military Withdrawal under Section 8.10(b). Hardship withdrawals under Section 8.10(c) shall also be available for the expenses of a Beneficiary.
G-12.    Forms of Payment. The form of payment of a Participant’s benefit, whether to the Participant or a Beneficiary, shall be either in a lump sum distribution equal to the Participant’s total vested Account Balance valued as of the Accounting Date coincident with or immediately prior to such distribution or in annual, quarterly or monthly installments.
G-13.    Small Account Balances. If, at the time of a Participant's Termination of Employment, his Account Balance does not exceed $1,000, the entire amount of the Account Balance shall be distributed to such Participant as soon as administratively feasible, in accordance with rules and procedures established by the Administrator.
G-14.    Disability. Disability means a physical or mental condition of a Participant resulting from bodily injury, disease, or mental disorder which renders such Participant incapable of continuing usual or customary employment with the Employer. The Disability of a Participant shall be determined by a licensed physician chosen by the Administrator and shall be applied uniformly to all Participants. Upon a Disability, a Participant shall become fully vested in his Account and shall be eligible to receive a distribution of his Account Balance.

SUPPLEMENT G-3

G-15.    Use of Terms. All of the terms and provisions of the Plan shall apply to this Supplement G, except that where the terms of the Plan and this Supplement G conflict, the terms of this Supplement G shall govern.
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SUPPLEMENT G-4